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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Advent Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

ADVENT SOFTWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 2, 2010

To the Stockholders of Advent Software Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Advent Software, Inc. (the "Company" or "Advent"), a Delaware corporation, will be held on Wednesday, June 2, 2010 at 10:00 a.m., local time, at Advent's principal executive offices located at 600 Townsend Street, San Francisco, California 94103 (the "Annual Meeting"), for the following purposes:

  1.
  To elect seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010.

  3.
  To approve the Company's amended and restated 2002 Stock Plan, including reserving an additional 1,500,000 shares of Common Stock for issuance thereunder.

  4.
  To approve an amendment to the Company's Bylaws to provide for majority voting in uncontested director elections.

  5.
  To approve amendments to the Company's Second Amended and Restated Certification of Incorporation and Bylaws to permit stockholder action to be taken only at a duly called Annual or Special Meeting and to remove stockholder action by written consent.

  6.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 9, 2010 are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid return envelope enclosed for that purpose. Beneficial stockholders (stockholders whose stock is held by a broker or bank, often referred to as "holding in street name") can vote via the internet or mail, as described in the Company's proxy statement. Any stockholder attending the Annual Meeting may vote in person even if he or she has already casted their vote.

/s/ RANDALL COOK
Randall Cook Vice President, General Counsel & Secretary
San Francisco, California April 16, 2010

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE SO THAT YOURE SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

Page
Procedural Matters	1
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held On June 2, 2010	1
Annual Meeting and Voting Information	1
Corporate Governance	7
Board of Directors	7
Board Leadership	7
Risk Oversight	8
Governance Principles, Code of Business Ethics and Conduct	8
Director Independence	9
Indemnification Agreements	9
Committees of the Board	9
Meeting Attendance; Annual Meeting	10
Communication with the Board	10
Corporate Governance and Nominating Committee Matters	11
Process for Nominating Directors	11
Proposal No. 1: Election of Directors	12
Information Regarding Director Nominees	13
Audit Committee Matters	17
Audit Committee Report for the Year Ended December 31, 2009	17
Pre-Approval Policies	18
Fees to Independent Registered Public Accounting Firm	18
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	19
Proposal No. 3: Approval of Amendments to the 2002 Stock Plan	20
Proposal	20
Changes Being Made to the Plan	20
Shares Available for Issuance Under the Plan	21
Summary of the 2002 Stock Plan	21
Federal Tax Aspects	26
Summary	27
Adoption of Amendments to the Company's (1) Bylaws to Provide for Majority Voting in Uncontested Director Elections (Proposal No. 4) and (2) Certificate of Incorporation and Bylaws to Permit Stockholder Action to be taken only at a duly called Annual or Special Meeting and to Remove Stockholder Action by Written Consent (Proposal No. 5)	27
Proposal No. 4: Adoption of Amendment to the Company's Bylaws to Provide for Majority Voting in Uncontested Director Elections	29
Proposal No. 5: Adoption of Amendments to the Company's Second Amended and Restated Certificate of Incorporation and its Bylaws to Permit Stockholder Action to be taken only at a duly called Annual or Special Meeting and to Remove Stockholder Action by Written Consent	31
Reasons and Effect of the Proposed Amendments	31
Potential Anti-Takeover Effect and Other Provisions	32
Compensation Committee Matters	34
Scope of Authority	34
Compensation Committee Interlocks and Insider Participation	34
Compensation of Non-Employee Directors	34
Non-Employee Director Compensation Table	36
Compensation Committee Report for the Year Ended December 31, 2009	37

i

ii

ADVENT SOFTWARE, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
To Be Held On June 2, 2010

        The proxy statement and annual report to stockholders are available at https://materials.proxyvote.com/007974.

Annual Meeting and Voting Information

        The enclosed proxy is solicited by the Board of Directors (the "Board") of Advent Software, Inc. ("Advent", the "Company", "we", or "our") for use at the Annual Meeting of Stockholders to be held on Wednesday, June 2, 2010 at 10:00 a.m., local time, and at any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held at Advent's principal executive offices located at 600 Townsend Street, San Francisco, California 94103.

Who is entitled to vote at the Annual Meeting?

        Stockholders of record at the close of business on April 9, 2010 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 25,783,019 shares of our Common Stock were outstanding and entitled to vote.

What is the difference between holding shares as a "stockholder of record" and as a "beneficial owner"?

        Most stockholders of Advent hold their shares beneficially through a broker, bank, or other nominee rather than directly in their own name. There are some distinctions between shares held as a stockholder of record and as a beneficial owner:

        Stockholder of Record.    If your shares are registered directly in your name with Advent's transfer agent, Computershare Trust Company N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by Advent. As the stockholder of record, you may vote by mail or in person at the Annual Meeting. If you elect to vote by mail, Computershare has enclosed a proxy card and a postage-paid return envelope for you to use.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in a stock brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid proxy from your broker, bank, or nominee. Your broker, bank, or nominee has enclosed a voting instruction form for you to use in directing the broker, bank, or nominee regarding how to vote your shares. Many brokers or banks also offer voting by Internet or telephone. Please refer to your voting instruction form for instructions on the voting methods offered by your broker or bank.

What proposals will be voted on at the Annual Meeting and how does the Board of Directors recommend that I vote?

Proposal		Board Recommendation
1.	To elect seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.	FOR
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010.	FOR
3.	To approve the Company's amended and restated 2002 Stock Plan, including reserving an additional 1,500,000 shares of Common Stock for issuance thereunder.	FOR
4.	To approve an amendment to the Company's Bylaws to provide for majority voting in uncontested director elections.	FOR
5.
	To approve amendments to the Company's Second Amended and Restated Certification of Incorporation and Bylaws to permit stockholder action to be taken only at a duly called annual or special meeting and to remove stockholder action by written consent.	FOR

How do I vote?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares. Stockholders of record may vote by mail or by attending the Annual Meeting.

  •
  Voting by Mail.    If you choose to vote by mail, simply mark your proxy card or voting instruction card, date and sign it, and return it to Computershare in the postage-paid return envelope provided.

  •
  Voting at the Annual Meeting.    The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting, revoke any prior proxy you may have executed and vote in person.

        The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card or voting instruction card but do not give voting instructions, the shares represented by that proxy card or voting instruction card will be voted as recommended by the Board of Directors.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name." The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you should receive materials from that organization explaining how to vote and you have the right to direct that organization on how to vote the shares held in your account. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting.

  •
  Voting by Mail.    If you choose to vote by mail, simply mark your proxy card or voting instruction card, date and sign it, and return it to Broadridge Financial Solutions, Inc. in the postage-paid return envelope provided.

  •
  Voting on the Internet.    You can also choose to vote on the Internet. The web site for Internet voting is http://www.proxyvote.com and you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

  •
  Voting at the Annual Meeting.    The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting, revoke any prior proxy you may have executed and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

        In order to vote via the Internet, please have in front of you either your proxy card or, if you have consented to receive your materials electronically, your email notification advising that materials are available online. A website is contained on each of the documents. Upon entering the Internet address, you will be instructed on how to proceed. If you vote on the Internet, you do not need to return your proxy card or voting instruction card. Beneficial stockholders voting via the Internet should understand that, while we and Broadridge Financial Solutions, Inc. do not charge any fees for voting by Internet, there may nevertheless be associated costs, such as usage charges from Internet access providers, for which you may be responsible. Internet voting facilities are available now and will close at 8:59 p.m., Pacific Time, on June 1, 2010.

How can I revoke my proxy or change my vote?

        You can revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by:

  •
  Sending written notification which should be received prior to the Annual Meeting and addressed to:

Corporate Secretary
Advent Software, Inc.
600 Townsend Street, Suite 500
San Francisco, California 94103

  •
  Submitting a new, properly signed and dated proxy card with a later date that is received no later than the deadline specified on the proxy card;

  •
  For beneficial owners, subsequently submitting a new proxy by Internet that is received by the deadline specified on the proxy card; or

  •
  Attending the Annual Meeting and voting in person.

        Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request.

What is a quorum and why is it important?

        The quorum requirement for holding the Annual Meeting and conducting business is that holders of a majority of the outstanding shares of common stock entitled to vote must be present in person or represented by proxy.

        Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

        A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

How are votes counted?

        Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

        All shares entitled to vote and represented by properly executed proxies received prior to the 2010 Annual Meeting (and not revoked) will be voted at the 2010 Annual Meeting in accordance with the instructions indicated. If you submit a proxy via the Internet, by telephone or by mail and do not make voting selections, the shares represented by that proxy will be voted as recommended by the Board of Directors.

What is the voting requirement to elect the directors (Proposal No. 1)?

        A plurality of the votes cast is required for the election of each of the seven nominees for director. Abstentions, broker non-votes, and shares not in attendance and not voted at the annual meeting will not be counted for purposes of this proposal. Votes withheld from any director are counted toward for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

What is the voting requirement to ratify the appointment of PricewaterhouseCoopers (Proposal No. 2)?

        Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm is not required by the Company's Bylaws, or other applicable legal requirement. However, as a matter of good corporate practice, the Board of Directors has conditioned its appointment of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010 upon the receipt of the affirmative vote of a majority of the votes cast at the meeting, whether in person or by proxy. In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee and the Board of Directors. Even if the selection is ratified, the Board at its discretion and at the direction of the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Abstentions will be counted toward a quorum and have the effect of negative votes with respect to this proposal. Broker non-votes and shares not in attendance and not voted at the annual meeting will not be counted for purposes of this proposal.

What is the voting requirement to approve the amendments to the 2002 Stock Plan (Proposal No. 3)?

        The affirmative vote of a majority of the votes cast, whether in person or by proxy, is necessary to approve the amendments to the 2002 Stock Plan. Abstentions will be counted toward a quorum and have the effect of negative votes with respect to this proposal. Broker non-votes and shares not in attendance and not voted at the annual meeting will not be counted for purposes of this proposal.

What is the voting requirement to approve the amendment to the Bylaws (Proposal No. 4)?

        The affirmative vote of a majority of the shares outstanding and entitled to vote is necessary to approve the amendment to our Bylaws to change the standard for the election of directors in uncontested elections from a plurality voting standard to a majority voting standard. Abstentions, broker non-votes, and shares not in attendance and not voted at the annual meeting will have the same effect as votes against the proposal.

        In addition, the implementation of this proposal is expressly conditioned upon approval by the stockholders of Proposal No. 5.

What is the voting requirement to approve the amendment to the Certificate (Proposal No. 5)?

        The affirmative vote of a majority of the shares outstanding and entitled to vote is necessary to approve the amendment to the Certificate to eliminate action by written consent by the stockholders. Abstentions, broker non-votes, and shares not in attendance and not voted at the annual meeting will have the same effect as votes against the proposal.

What is the effect of not casting a vote at the 2010 Annual Meeting?

        If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the 2010 Annual Meeting.

        If you are a beneficial owner of shares held in street name, it is critical that you cast your vote if you want it to count. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your broker also cannot vote on proposals regarding the amendments to our 2002 Stock Plan, Bylaws, or Certificate of Incorporation. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Advent's independent registered public accounting firm (Proposal No. 2).

What is the deadline to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

  •
  Stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company.

  •
  In order to be eligible for inclusion, stockholder proposals must be received by the Secretary of the Company no later than December 24, 2010 and the proposal must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act"), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Advent Software, Inc.
600 Townsend Street, Suite 500
San Francisco, California 94103

Stockholder Proposals Not Intended for Inclusion in Proxy Materials and Nomination of Director Candidates

  •
  The Company's Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. The Company's Bylaws also provide that the only business that may be conducted at an annual meeting is business that is:

  1.
  Specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors;

  2.
  Properly brought before the meeting by or at the direction of the Board of Directors; or

  3.
  Properly brought before the meeting by any stockholder entitled to vote who has written notice delivered to or mailed and received at the Company's principal executive offices. The notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

  •
  Stockholders who wish to present a proposal at the 2011 annual meeting of stockholders, but who do not intend for such proposal to be included in the proxy materials distributed by us for such meeting, must deliver timely written notice of the proposal to the Secretary of the Company who should receive such items no later than the close of business on December 24, 2010.

  •
  Nominations for the election of directors may be made by:

  1.
  Board of Directors;

  2.
  Corporate Governance and Nominating Committee; or

  3.
  Any stockholder entitled to vote who complies with Section 2.2 of the Company's Bylaws.

  •
  Stockholder nominations to the Board of Directors must meet the requirements set forth in Section 2.2 of the Company's Bylaws. Under these requirements, nominations for election to the Board of Directors may be made at a meeting of stockholders by any stockholder who is entitled to vote in the election of directors and provides timely written notice of the nomination to the Secretary of the Company. A stockholder's notice must be delivered to or mailed and received by the Secretary of the Company not less than 45 calendar days nor earlier than 75 calendar days before the one year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials to stockholders (whichever is earlier) in connection with the previous year's annual meeting of stockholders. This notice must contain specified information concerning the nominee and concerning the stockholder proposing the nomination.

How can I obtain a copy of the Company's Bylaws?

        A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. A current copy of the Bylaws is also available on our corporate website at www.advent.com and may be found as follows:

  1.
  From our main web page, first click on "About";

  2.
  Next, click on "Investor Relations";

  3.
  Next, click on "Corporate Governance"; and

  4.
  Finally, click on "Advent Bylaws."

Who is paying for the cost of this proxy solicitation?

        The cost of soliciting proxies will be borne by the Company. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses associated with forwarding solicitation materials to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies on our behalf, without receiving any additional compensation, personally or by telephone, telegram, letter, electronic mail, or facsimile. We have retained Innisfree M&A Incorporated to aid in the solicitation of proxies for an estimated fee of $15,000 plus reasonable out-of-pocket expenses and other service charges.

CORPORATE GOVERNANCE

Board of Directors

        The role of the Board is to oversee the performance of the chief executive officer and other senior management in accordance with the best interests of our stockholders. The Board has responsibility for oversight of broad corporate policies, formulation of the long-term strategic, financial and organizational goals of the Company, and management, which is responsible for the day-to-day operations of the Company. In fulfilling its role, each director is expected to exercise his or her business judgment on an informed basis, in good faith, and in the belief that the action being taken is in the best interests of the Company. The Board is currently composed of seven persons, and other than Ms. DiMarco all directors are "independent" under the applicable standards of the SEC and The NASDAQ Stock Market.

Board Leadership

        Our company is led by our Chief Executive Officer, Ms. Stephanie G. DiMarco, who founded Advent in 1983, and served as Chief Executive Officer from 1983 to 1999 and again from 2003 to the present. Our Board of Directors is comprised of Ms. DiMarco and 6 independent directors. One of our independent directors, Mr. John H. Scully, is the Chairman of our Board and has been since December 2003. Our Chief Executive Officer is responsible for establishing the strategic direction of the Company and overseeing the leadership and performance of the Company, while the Chairman of the Board leads the Board in its role of providing advice to, and oversight of, management. The Chairman, in consultation with the CEO sets the agenda for meetings of the Board, presides over Board meetings, acts as a liaison between the CEO and the independent directors and regularly communicates with the CEO and chairs any sessions or meetings of independent directors.

        The Board of Directors has adopted Corporate Governance Principles that set forth our principal corporate governance policies including the oversight responsibilities of the Board of Directors and has refined them from time to time. A current copy of the Corporate Governance Principles is available on our corporate website www.advent.com and may be found as follows:

  1.
  From our main web page, first click on "About";

  2.
  Next, click on "Investor Relations";

  3.
  Next, click on "Corporate Governance"; and

  4.
  Finally, click on "Corporate Governance Principles."

        In addition, we have a mechanism for stockholders to communicate directly to our independent directors as a group or with any individual director. See "Communication with the Board" below.

        The Board has three standing committees—audit, compensation, and corporate governance and nominating. Each of the board committees is comprised solely of independent directors, with each of the three committees having a separate chair. In addition, each committee has a charter that sets forth the purpose and principal responsibilities of each committee. As provided in our corporate governance principles, our independent directors meet in executive sessions at each regular Board meeting.

        Our directors represent a broad range of industry experience and senior management leadership experience at the policy-making level in business and technology and in areas relevant to the Company's business, and regularly contribute to the effective oversight of the business and affairs of the company. We believe that our directors should be of good character and possess sound judgment and high integrity. We do not believe that appointing a lead independent director would improve the performance of the current Board given the existence of our independent Chairman of the Board. However, on an annual basis, as part of our governance review, the Board (led by the corporate governance and nominating committee) evaluates our leadership structure to ensure that it remains an effective structure for our company and our stockholders.

        We believe that our leadership structure has been effective for the Company. We believe that having a Chief Executive Officer to lead the Company, with an independent Chairman of the Board and experienced, independent chairs for each of our Board committees as appointed by the Board provides the appropriate form of leadership for our Company at this time.

Risk Oversight

        The Company's senior management is responsible for assessing and managing the Company's risks on a day-to-day basis. Our Board of Directors is responsible for overseeing the Company's enterprise risk management in general, while our Audit Committee is responsible for providing oversight of the Company's risk management with respect to significant financial and accounting policies, and our Compensation Committee oversees risk related to compensation policies. Both the Audit and Compensation Committees report their findings to the full Board of Directors. In addition, at its meetings, the Board discusses risks that the Company faces and management highlights what it believes to be the most relevant risks to the Company. Furthermore, the Board's oversight of enterprise risk involves assessment of the risk inherent in the Company's long-term strategies reviewed by the Board, as well as other matters brought to the attention of the Board. We believe that the structure and experience of our Board allows our directors to provide effective oversight of risk management. As a technology company, we believe innovation and technological advancement includes a certain amount of measured risk taking. The Board, however, recognizes that it is the Company's and its management's responsibility to identify and attempt to mitigate those risks that could cause significant damage to the Company's business or stockholder value.

Governance Principles, Code of Business Ethics and Conduct

        The Board has adopted Corporate Governance Principles. In addition, the Company has adopted a Code of Business Ethics and Conduct for its directors, officers, and employees, including its principal executive and senior financial officers. These materials are available on the Investor Relations section of the Company's web site, www.advent.com. If the Board makes any substantive amendment to this Code of Business Ethics and Conduct or grants any waiver, including any implicit waiver, from the provisions of the Code to one of our principal executive or senior financial officers, we will disclose the nature of the amendment or waiver on Advent's web site, located at www.advent.com, and in a Current Report on Form 8-K.

Director Independence

        The Board has determined that all directors other than Ms. DiMarco are "independent directors" as defined in the corporate governance listing standards of The Nasdaq Stock Market.

        In the course of the Board's determination regarding the independence of each non-employee director, the Board of Directors considered the annual amount of Advent's sales to, or purchases from, any company where a non-employee director serves as an executive officer. The Board of Directors determined that any such sales or purchases were made in the ordinary course of business and the amount of such sales or purchases in each of the past three fiscal years was less than 5% of Advent's or the applicable company's consolidated gross revenues for the applicable year.

Indemnification Agreements

        The Company has entered into indemnification agreements with each of its directors, certain members of the executive management team and certain employees of the Company. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.

Committees of the Board

        The Board has established three standing Committees to assist it with the performance of its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The membership of each committee as of the date of this proxy statement, the number of meetings held by each commmittee in fiscal 2009 and other descriptive information is summarized below.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
A. George Battle		X	X
Stephanie G. DiMarco(1)
James D. Kirsner	X	X
Christine S. Manfredi(2)	X
James P. Roemer(3)		Chair
John H. Scully			Chair
Wendell G. Van Auken	Chair		X
Total Meetings in 2009	7	4	2
Total Actions by Unanimous Written Consent in 2009	0	12(4)	2

(1)
Chief Executive Officer. Ms. DiMarco served as the Chief Financial Officer until September 9, 2009.

(2)
Ms. Manfredi was appointed to Advent's Board on March 23, 2009. Effective July 20, 2009, Ms. Manfredi was appointed to the Audit Committee.

(3)
Mr. Roemer replaced Mr. Battle as Chair of the Compensation Committee on March 23, 2009.

(4)
The purpose of the Actions by Unanimous Written Consent was primarily to approve equity awards to non-executive employees of the Company.

        Audit Committee.    As of the date of this proxy statement, the Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of Ms. Manfredi and Messrs. Kirsner and Van Auken, each of whom is "independent," as defined by the listing standards of The Nasdaq Stock Market for audit committee members and meets the criteria for independence under Rule 10A-3(b)(1) of the Exchange Act. The Board of Directors has determined that Ms. Manfredi and Messrs. Kirsner and Van Auken are "audit committee financial experts" as defined under the rules of the SEC. The Audit Committee acts pursuant to a written charter adopted and approved by the Board of Directors, which is available at the Company's web site, www.advent.com. For a description of the Audit Committee responsibilities, see "Audit Committee Report for the Year Ended December 31, 2009" and the "Responsibilities and Duties" section on the Audit Committee Charter.

        Compensation Committee.    As of the date of this proxy statement, the Compensation Committee consists of Messrs. Battle, Kirsner and Roemer, each of whom is "independent" as defined in the listing standards of The Nasdaq Stock Market. The Compensation Committee acts pursuant to a written charter adopted and approved by the Board of Directors, which is available at the Company's web site, www.advent.com. For a description of the Compensation Committee's responsibilities, see the "Responsibilities and Duties" section in the Compensation Committee Charter. See also "Compensation Committee Report for the Year Ended December 31, 2009" and "Compensation Discussion and Analysis."

        Corporate Governance and Nominating Committee.    As of the date of this proxy statement, the Corporate Governance and Nominating Committee consists of Messrs. Battle, Scully and Van Auken, each of whom is "independent" as defined in the listing standards of The Nasdaq Stock Market. The Corporate Governance and Nominating Committee acts pursuant to a written charter adopted and approved by the Board of Directors, which is available at the Company's web site, www.advent.com. The Corporate Governance and Nominating Committee is responsible for, among other things, (i) overseeing compliance by the Board of Directors and its committees with applicable laws and regulations, including those promulgated by the SEC and the listing standards of The Nasdaq Stock Market, (ii) development of general criteria regarding the qualifications and selection of board members and recommending candidates for election to the Board of Directors, (iii) developing overall governance guidelines, (iv) overseeing the performance and compensation of the Board of Directors, and (v) reviewing and making recommendations regarding the composition and mandate of Board committees.

Meeting Attendance; Annual Meeting

        During 2009, the Board of Directors held a total of six meetings and took action three times by unanimous written consent. No incumbent director during the last year, while a member of the Board of Directors, attended fewer than 75% of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all committees on which such director served.

        Although the Company does not have a formal policy regarding attendance by members of the Board at the Company's Anual Meeting of Stockholders, the Company encourages, but does not require, directors to attend. At the time of the Company's 2009 annual meeting, all seven members of the Company's Board of Directors attended the meeting.

Communication with the Board

        Any stockholder who desires to contact our Board of Directors may do so by writing to: Board of Directors, c/o Chairman of Corporate Governance and Nominating Committee, Advent Software, Inc., 600 Townsend Street, Suite 500, San Francisco, California 94103. Communications will be distributed to the Chairman of the Board or the other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

 CORPORATE GOVERNANCE AND NOMINATING COMMITTEE MATTERS

Process for Nominating Directors

        The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and identifying, considering and recommending candidates for election to the Board of Directors. It is the policy of the Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Advent Software, Inc., Corporate Secretary, 600 Townsend Street, Suite 500 San Francisco, California 94103, and must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the recommending person's ownership of the Company's Common Stock.

        The Committee's general process and criteria for identifying and evaluating the candidates that it recommends to the full Board for selection as director nominees are as follows:

  •
  The Committee regularly reviews the composition and size of the Board.

  •
  In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

  •
  In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Committee may consider appropriate. While the Board does not have a specific diversity policy, the Board considers diversity of race, ethnicity, gender, age, cultural background and professional experience, which the Board recognizes as contributing to a diversity of viewpoints and effective decision-making.

  •
  While the Committee has not established specific minimum qualifications for Director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business, or technology, including an understanding of the financial services industry and Advent's business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

  •
  With regard to candidates who are properly recommended by stockholders or by other means, the Committee will review the qualifications of any such candidate, which review may, at the Committee's discretion, include interviewing references for the candidate, direct interviews with the candidate, background checks by the Committee or by a third party service provider or other actions that the Committee deems necessary or proper.

  •
  The Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

        After completing its review and evaluation of director candidates, the Committee recommends the director nominees for selection to the full Board of Directors.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Seven directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below. In the event any nominee is unable or declines to serve as a director at the time of the 2010 Annual Meeting, the proxies will be voted for any nominee who may be proposed by the Corporate Governance and Nominating Committee and designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. All seven nominees are currently directors, and all were elected to the Board by the stockholders at the last annual meeting. In fiscal year 2009, the Corporate Governance and Nominating Committee conducted a candidate search, and on the recommendation of Stephanie DiMarco, identified Christine Manfredi as a candidate for the Board of Directors. After conducting its evaluation of the director candidate and interviews with Ms. Manfredi, the Corporate Governance and Nominating Committee recommended her appointment to the Board of Directors, and she was appointed by the Board of Directors to serve as a director in March 2009. Additionally, the Corporate Governance and Nominating Committee, after conducting its evaluation, recommended the election of each nominee to the Board of Directors. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified.

        We believe that our directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They should also have an inquisitive and objective perspective, practical wisdom and mature judgment. We also endeavor to have a Board representing a range of experiences at policy-making levels in business, finance and technology and in other areas that are relevant to the Company's activities. The evaluation of director nominees by the Corporate Governance and Nominating Committee also takes into account diversity in terms of age, experience and background.

        Below we identify and describe the key experience, qualifications and skills of directors that are most relevant to the Company's business and operations. The directors' experiences, qualifications and skills that the Board considered in their re-nomination are included in their individual biographies.

  •
  Leadership experience.    Directors with experience in significant leadership and executive management positions at the policy-making level. These people generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Through their experience, they commonly have access to important sources of market knowledge, analysis and relationships that may benefit the Company.

  •
  Finance experience.    Directors with an understanding of finance and financial reporting processes and other operating metrics. The Company measures its operating and strategic performance by reference to financial targets and certain operating metrics. Accurate financial reporting and robust auditing are critical to the Company's reporting processes and obligations. We seek to have a number of directors who qualify as audit committee financial experts, and we expect all of our directors to be financially knowledgeable.

  •
  Industry experience.    Directors with experience as executives, directors or in other leadership positions in the industries in which we participate. Because the financial services sector that we serve is extremely complex, rapidly evolving and heavily regulated, having the directors with an understanding of our customer base is important in strategic planning, product development and competitive analysis.

  •
  Technology experience.    Directors with a background in technology because our success depends on developing and investing in new technologies and access to new ideas.

Information Regarding Director Nominees

        The Board of Directors currently has seven members. Each of the seven Board members is standing for re-election to hold office until the next annual meeting of stockholders. The name of and certain information regarding the director nominees as of April 9, 2010 are set forth below.

Name	Age	Position(s) with the Company	Director Since
John H. Scully	65	Chairman of the Board	2003
Stephanie G. DiMarco	52	Chief Executive Officer, and Director	1983
A. George Battle	66	Director	2005
James D. Kirsner	66	Director	2006
Christine S. Manfredi	59	Director	2009
James P. Roemer	62	Director	2004
Wendell G. Van Auken	65	Director	1995

John H. Scully

        Mr. John H. Scully has been a director since October 2003 and was appointed Chairman of the Board in December 2003. Mr. Scully currently serves as managing director of SPO Partners & Co., a private investment firm he co-founded in 1991, and is a director of Plum Creek Timber Company. He also is a Vice Chairman of the Board of Trustees at Stanford University and the Vice Chairman of Stanford Hospital and Clinics. In addition, Mr. Scully is chairman and founder of the Making Waves Educational Program. Mr. Scully holds an A.B. from Princeton University's Woodrow Wilson School of Public and International Affairs and an M.B.A. from Stanford University.

        Mr. Scully has significant private equity, investment and executive management experience, and brings to the Company a unique perspective on the needs of its clients. His background and experience provides important insight to the Board for trends and best practices within the finacial industry.

Director qualifications:

  •
  Leadership, Finance and Industry experience—Managing Director of investment firm.

Stephanie G. DiMarco

        Ms. Stephanie G. DiMarco founded Advent in June 1983 and has been involved in the Company's operations for over 25 years. She served as Chairman of the Board from November 1995 until December 2003. Ms. DiMarco currently serves as Chief Executive Officer since her permanent appointment to the position in December 2003, after serving on an interim basis from May 2003. After serving as the interim Chief Financial Officer from July 2008 to December 2008, Ms. DiMarco was appointed to serve as Chief Financial Officer from December 2008 to September 2009. She also served as President from June 1983 to April 1997 and again from May 2003 to December 2008, and as Chief Executive Officer from June 1983 to November 1999. She is a former member of the Board of Trustees of the UC Berkeley Foundation, serves on the Advisory Board of the College of Engineering at the University of California, Berkeley, and is a San Francisco Foundation Board member and Chairman of its Investment Committee and former member of the Audit Committee. Ms. DiMarco holds a B.S. in Business Administration from the University of California at Berkeley.

        Ms. DiMarco's active involvement with the Company since its inception provides the Board with invaluable knowledge and a comprehensive understanding of the Company's mission and goals. Her knowledge of the Company, its market and its customers, along with her leadership capabilities, financial knowledge and business acumen bring enormous value to the Company and its success.

Director qualifications:

  •
  Leadership, Finance, Industry and Technology experience—Chief Executive Officer of the Company.

A. George Battle

        Mr. A. George Battle has been a director since June 2005. Mr. Battle was the CEO and Chairman of the Board of Ask Jeeves, Inc. from 2000 to 2005. He was also director of PeopleSoft, Inc. from 1995 to 2004, and chaired the Transaction Committee of its board during its 18 month deliberations regarding the Oracle tender offer. Mr. Battle is currently a director of Opentable, Netflix Inc. and of Expedia Inc., and is Chairman of the Board of Fair Isaac Corporation. He is also a member of the Board of Directors of the Masters Select family of funds. As a Senior Fellow of the Aspen Institute, Mr. Battle is a seminar moderator for the Aspen Institute and has lectured at Stanford Business School, University of California-Berkeley Business School, the Amos Tuck School at Dartmouth, and American University. Mr. Battle retired from Andersen Consulting in 1995, having joined the firm in 1968 and served as a partner from 1978. From 1982 through 1995, he held a series of management positions in the firm including Worldwide Managing Partner—Market Development and Managing Partner—U.S. Operations and Planning. He was also a member of the firm's Executive Committee, Global Management Council and Partner Income Committee. Mr. Battle holds an Economics degree from Dartmouth College and an M.B.A. from Stanford University.

        Mr. Battle has extensive senior management experience and serves as director of several publicly-traded companies, which has given him experience with different industries and expertise with management, corporate governance and other key issues. His experience provides us with important perspectives on corporate governance matters and best practices enacted at other companies.

Director qualifications:

  •
  Leadership, Finance, Industry and Technology experience—former CEO of a technology company, former and current member of the board of directors for multiple publicly-traded companies, former partner of a national consulting firm.

James D. Kirsner

        Mr. James D. Kirsner has been a director since January 2006. Mr. Kirsner currently serves on the boards of directors of Cool Systems, Inc. and Fair Isaac Corporation, and until January 1, 2009, served on the Board of Bank of Marin Bancorp. Mr. Kirsner also served on the board of Ask Jeeves, Inc. from 2001 to 2005. Mr. Kirsner retired from Arthur Andersen in 1993 as a partner, having joined its Audit and Business Advisory Practice in 1968. During Mr. Kirsner's tenure at Arthur Andersen, he provided a wide range of professional services, primarily to financial services firms. Mr. Kirsner then served as Chief Financial Officer and Head of Barra Ventures at Barra, Inc., a leading investment risk management services company from 1993 to 2001. Most recently, Mr. Kirsner was a consultant and interim Chief Operations Officer for Tukman Capital Management throughout 2001. Mr. Kirsner holds a B.S. degree in Economics and an M.S. degree in Accounting from the Wharton School of the University of Pennsylvania. Mr. Kirsner was also a general course student at the London School of Economics.

        Through his professional career, Mr. Kirsner has developed extensive financial and accounting expertise which provides the Board with important perspectives on understanding the impact of various financial and accounting issues. His tenure in a public accounting role enhances the Board's knowledge of financial reporting matters.

Director qualifications:

  •
  Leadership, Finance and Industry experience—former partner of an accounting firm, former CFO of an investment risk management services company, former Chief Operating Officer of an investment management firm, former and current member of the boards of directors of several companies.

Christine S. Manfredi

        Ms. Christine S. Manfredi has been a director since March 2009. Ms. Manfredi retired from Wellington Management Company, LLP in December 2008, having joined the firm in December 1988 and served as a partner since 1996. From 1988 to 2008, she was Director of Investment Administration and elected Senior Vice President in 1996. Prior to joining Wellington, she held several senior management positions at Shawmut Bank from 1983 to 1988. As Senior Vice President of the Mutual Fund division, she was responsible for mutual fund administration, custody and shareholder services. As Division Head of the Investment Securities division, Ms. Manfredi was responsible for Shawmut's securities processing, custody and safekeeping and stock transfer functions. Ms. Manfredi holds a B.S. degree in Accounting from Bentley College and received her CPA distinction in 1975.

        As Director of Investment Administration at Wellington Management Company, Ms. Manfredi was responsible for client and fund administration, investment operations, performance services and client cash flow processes. She was Chairman of Wellington's Error Resolution Council and the Investment Administration Advisory Group, and was also a member of the firm's Operating and Risk Management Committees. Ms. Manfredi's professional experiences provides the Board valuable insight into financial institution operations and the needs of the Company's clients, as well as an in-depth understanding of trends and best practices within the investment mangement industry.

Director qualifications:

  •
  Leadership, Finance and Industry experience—former partner of investment management firm.

James P. Roemer

        Mr. James P. Roemer has been a director since March 2004. Mr. Roemer served as Chairman of ProQuest Company from 1998 to 2004, as ProQuest's Chief Executive Officer from 1997 to 2003, and as President from 1995 to 2001. From January 1994 to June 1995, he served as President and Chief Executive Officer of ProQuest Information and Learning Company. In October 1991, Mr. Roemer joined ProQuest as President and Chief Operating Officer of ProQuest Business Solutions Company and was promoted to President and Chief Executive Officer of that company in September 1993. Prior to joining ProQuest Company, he was President of the Michie Group, Mead Data Central from December 1989 to October 1991. From January 1982 to December 1989, he was Vice President and General Manager of LexisNexis, an online information service. Mr. Roemer attended the University of Cincinnati and completed the Executive Program at the University of Virginia and the Program for Management Development at Harvard University.

        Mr. Roemer has extensive management and operational experience with software and information services companies, which provides the Board with important insight and unique perspectives.

Director qualifications:

  •
  Leadership, Finance, Industry and Technology experience—former CEO of software and information services company.

Wendell G. Van Auken

        Mr. Wendell G. Van Auken has been a director since September 1995. Mr. Van Auken is currently a Partner Emeritus at Mayfield Fund. He became a General Partner at the firm in October 1986 and is a Managing Director of various investment entities affiliated with Mayfield. He has led investments in a wide range of industries, particularly in B2B e-commerce, the information and financial service areas, and the convergence of the internet and traditional broadcast industries. Before joining Mayfield Fund, Mr. Van Auken had a career as a Founding Officer, Executive, Chief Financial Officer and/or Chief

Executive Officer for three startups in diverse industries: Sunset Designs, System Industries, and Infinitek. He started his career in computer manufacturing operations at Hewlett Packard in 1968. Mr. Van Auken is a Director of Montgomery Street Income Securities Inc., a management investment company, and Global English Corporation, an online eLearning company. Mr. Van Auken holds a B.E.E. from Rensselaer Polytechnic Institute and an M.B.A. from Stanford University.

        Mr. Van Auken's investment experience, executive management experience, and financial expertise as well as his length of service on the Board provides the Board with valuable knowledge, unique insights and operational perspectives and helps ensure appropriate oversight of our financial reporting and accounting risks.

Director qualifications:

  •
  Leadership, Finance and Industry experience—current partner emeritus/former general partner of a venture capital firm, former entrepreneur/business executive of several companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

 AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended December 31, 2009

        The Audit Committee provides oversight of the Company's accounting and financial reporting processes and the audit of the consolidated financial statements of the Company. The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Advent's consolidated financial statements, compliance with legal and regulatory requirements related to financial affairs and reporting, the independent registered public accounting firm's (the "auditors") qualifications, independence and performance, and Advent's system of internal controls regarding finance, accounting and legal compliance.

        The management of the Company is responsible for establishing and maintaining internal control over financial reporting and for preparing the Company's consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements and effectiveness of the Company's internal control over financial reporting. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare or certify the Company's financial statements or guarantee the audits or reports of the independent auditors, nor is it the duty of the Audit Committee to certify that the independent auditor is "independent" under applicable rules. These are the fundamental responsibilities of Company management and the independent auditors.

        In the performance of its oversight function, the Audit Committee has:

  •
  reviewed and discussed the audited consolidated financial statements with PricewaterhouseCoopers LLP and Advent management;

  •
  discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

  •
  received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communication with the Audit Committee, concerning independence and has discussed with PricewaterhouseCoopers LLP's its independence.

        Based upon such discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Advent's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the United States Securities and Exchange Commission.

        The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Committee is composed of three independent directors, Christine S. Manfredi, James D. Kirsner and Wendell G. Van Auken, each of whom is an independent director as defined in Rule 4200(a)(154) of the Marketplace Rules of The Nasdaq Stock Market, Inc. and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that each of Ms. Manfredi and Messrs. Kirsner and Van Auken qualify as an audit committee financial expert, as defined in Rule 407(d)(5) of Regulation S-K.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Wendell G. Van Auken (Chair) Christine S. Manfredi James D. Kirsner

Pre-Approval Policies

        Under the Charter of the Audit Committee, the Audit Committee has to pre-approve audit and permissible non-audit services provided to the Company by the independent registered public accounting firm. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Fees to Independent Registered Public Accounting Firm

        The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the year ended December 31, 2009 and 2008 and fees incurred for other services rendered by PricewaterhouseCoopers LLP during those periods (in thousands).

	2009	2008
Audit Fees(1)	$1,322	$1,512
Audit-Related Fees(2)	33	165
Tax(3)	33	22
Other	15	2

Total	$1,403	$1,701

(1)
The audit fees for the year ended December 31, 2009 and 2008 reflect fees incurred for professional services rendered in connection with the integrated audits of the Company's annual financial statements and internal control over financial reporting, reviews of the Company's quarterly financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as issuance of consents, and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)
The audit-related fees for the year ended December 31, 2009 and 2008 reflect fees incurred for assurance and related services rendered by the principal accouting firm that are reasonably related to the performance of the audit or review of the Company's annual and quarterly financial statements, and are not reported under "Audit Fees." Audit-related services principally include due diligence in connection with acquisitions, and audits and other accounting services in connection with proposed or consummated acquisitions or divestiture.

(3)
The tax fees for the year ended December 31, 2009 were for services related to the Company's transfer pricing analysis and review of the Company's federal and state tax returns. The tax fees for the year ended December 31, 2008 were for services related to the Company's transfer pricing analysis.

        For the years ended December 31, 2009 and 2008, all audit, audit-related and tax fees shown in the table above were pre-approved by the Audit Committee.

 PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2010. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1989. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE "AGAINST" THE RATIFICATION OF THE APPOINTMENT.

PROPOSAL NO. 3
APPROVAL OF AMENDMENTS TO THE 2002 STOCK PLAN

Proposal

        We are asking our stockholders to approve our 2002 Stock Plan (the "Plan") as amended. These amendments collectively act to (i) increase the shares authorized for issuance under the Plan by an additional 1,500,000 shares of our common stock; (ii) adjust the ratio by which shares granted as restricted stock or restricted stock unit awards deplete the Plan's share reserve for each share granted (or, in the case of terminated or expired awards, the ratio by which shares are restored to the Plan's share reserve) to 1.99 from the current 1.52; and (iii) extend the term of the plan by five (5) years from February 12, 2012 to February 12, 2017. Approval of the plan as amended is deemed to include an approval of the material provisions of the Plan for purposes of Section 162(m) of the Internal Revenue Code. Therefore, this approval will be deemed, for purposes of Section 162(m), to also reconfirm approval of the performance goals specified in the Plan so we can continue to qualify awards to certain members of the executive management team as performance-based compensation that is not subject to the $1 million compensation deduction limitation under Section 162(m) of the Internal Revenue Code.

        Approval of the amendments to the Plan requires the affirmative vote of the holders of a majority of the shares of the Company's common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Our Board of Directors has approved the amendments to the Plan, subject to approval from our stockholders at the Annual Meeting. Our Named Executive Officers and directors have an interest in this proposal. We believe strongly that the approval of the amended Plan is essential to our continued success.

Changes Being Made to the Plan

        The amendments to the Plan will not become effective until the amended Plan is approved by the Company's stockholders. If approved, the amendments will:

        (1)   Increase the number of shares of Company common stock available for awards under the Plan by 1,500,000 shares. Shares remaining under the Plan currently are insufficient to fund anticipated equity awards to new and existing employees. The ability to continue to make grants under the Plan is essential to attract and retain highly skilled individuals in the competitive labor markets in which we must compete. Such awards also are crucial to our ability to motivate individuals in our service to achieve the Company's goals.

        (2)   Modify the share usage provisions of the Plan with respect to grants of "full-value" awards, which are restricted shares, restricted stock units, performance shares and performance units. The Plan currently counts each share underlying an RSU award granted under the plan as an issuance of 1.52 shares for purposes of calculating shares available for future award under the plan. This ratio of 1.52 -to-1 reflected the relative fair value of full value awards, as compared to Advent stock options/stock appreciation rights. It was based on an external valuation methodology at the time of our last request to shareholders to increase the shares available for grant under the Plan. As of the end of 2009 and using this same external valuation methodology, the current ratio no longer reflects an equivalent fair value comparison. Therefore, the Board of Directors believes that, the proposed amendment to increase the ratio to 1.99-to-1 is necessary to reflect an equivalent fair value comparison of our RSU and stock option/stock appreciation right awards. As amended, the Plan's share reserve would be reduced by 1.99 shares for each share of Company common stock underlying a full-value award. The Plan's share reserve also would be increased by 1.99 shares if shares underlying such awards are returned to the Plan upon the termination or expiration of such awards. The change represents an increase over the current ratio of 1.52, which will slightly decrease the number of awards permitted to be granted as full-value awards.

        (3)   Extend the Plans term by five (5) years. The Plan is currently scheduled to expire on February 12, 2012, and we are requesting an extension of the Plan to an expiration date of February 12, 2017. The extended term, in combination with the increase in the Plan share reserve, will enable us to continue to use the Plan to grant equity compensation awards at anticipated levels over the next several years. The ability to continue grant awards under the Plan is critical to our ability to recruit and retain talented service providers to meet our business objectives.

Shares Available for Issuance under the Plan

        As of April 9, 2010, 2,579,289 shares of common stock remain available for future grants under the Plan (including 1,200 shares to be registered) and Awards (as defined below) covering 659,132 shares were outstanding under the Plan. If this proposal is approved by the Company's stockholders, then an additional 1,500,000 shares will be added to the Plan. Shares under the Plan may be authorized but unissued, or reacquired shares. The maximum aggregate number of shares of common stock available for issuance under the Plan is increased by any shares returned to the 1992 Stock Plan as a result of the expiration, cancellation or forfeiture of awards; plus any shares returned to our 1998 Plan as a result of the expiration, cancellation or forfeiture of awards. In addition, if an Award expires or is cancelled without having been fully exercised or vested, the unvested, expired or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the Plan.

Summary of the 2002 Stock Plan

        The following is a summary of the principal features of the Plan as amended and its operation. The following summary is qualified in its entirety by reference to the Plan as amended and as set forth in Appendix A.

Background and Purpose of the Plan

        The Plan is intended to attract, retain and increase incentives through share ownership on the part of eligible employees, consultants, and directors who provide significant services to the Company. We believe that, over the years, our stock plans have made a significant contribution to the success of the Company's business by increasing its ability to attract and retain highly competent individuals on whose judgment, initiative, leadership, and continued efforts the growth and profitability of the Company depend.

Types of Awards Granted Under the Plan

        The amended and restated Plan permits the grant of the following types of incentive awards: (1) incentive stock options, (2) non-statutory stock options, (3) restricted stock, (4) restricted stock units, (5) stock appreciation rights, (6) performance shares, and (7) performance units (individually, an "Award").

Administration of the Plan

        Our Board or one or more committees appointed by the Board will administer the Plan (the "Committee"). To make grants to certain of our officers and key employees, the members of the Committee must qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, and as "outside directors" under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Plan). Subject to the terms of the Plan, management recommends and the Committee has the sole discretion to select, the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and interpret the provisions of the Plan and outstanding Awards. The Committee may allow participants to satisfy tax withholding obligations by withholding shares to be issued upon the exercise of an Award. The Committee may implement an option exchange program or reduce the exercise price of outstanding options to the current fair market value only with the approval of Company stockholders.

Eligibility to Receive Awards

        The Committee selects with input from management the participants who will be granted Awards under the Plan. Those eligible for Awards under the Plan include employees and consultants who provide services to the Company or its parent or subsidiary companies. Members of the Board are also eligible to participate in the Plan. Notwithstanding the foregoing, only employees are eligible to receive incentive stock options. As of April 9, 2010, approximately 1,020 employees and 6 non-employee directors were eligible to participate in the Plan.

Stock Options

        A stock option is the right to acquire shares of the Company's common stock at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Committee will determine the number of shares covered by each option, but during any calendar year of the Company, no participant may be granted options covering more than 1,000,000 shares. However, in connection with his or her initial employment, an optionee may be granted an additional option to purchase up to 1,000,000 shares.

Exercise Price of an Option

        The exercise price of the shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by the options. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary.

When an Option can be Exercised

        An option granted under the Plan generally cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the Plan expire at the times established by the Committee. Such term is limited to 10 years after the grant date (or 5 years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries).

        After termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in a participant's option agreement, a participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will an option be able to be exercised later than the expiration of its term.

Payment of the Exercise Price

        The exercise price of each option granted under the Plan may be paid by any of the methods included in a participant's option agreement, which may include payment by cash (or certified bank check), promissory note, through the tender of certain shares that are already owned by the participant, consideration received under a cashless exercise program, a reduction in the amount of any Company liability to the optionee, any combination of the foregoing, or by any other consideration and method of payment to the extent permitted by applicable laws. The participant must pay any taxes the Company is required to withhold at the time of exercise.

Restricted Stock

        Restricted stock awards are Awards of shares of Company common stock that vest in accordance with terms and conditions established by the Committee. The Committee may impose whatever conditions to vesting it determines to be appropriate including, if the Committee has determined it is desirable for the Award to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, vesting based on the achievement of performance goals. Each Award of restricted stock is evidenced by an Award agreement specifying the terms and conditions of the Award. The Committee determines the purchase price of any grants of restricted stock and, unless the Committee determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the purchaser's service with us for any reason including death or disability.

        The Committee will determine the number of shares of restricted stock granted to any service provider, but the administrator will not be permitted to grant to a participant, in any fiscal year of the Company, more than an aggregate of 100,000 shares of restricted stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted up to an additional 250,000 shares of restricted stock.

Stock Appreciation Rights (SAR)

        Stock appreciation rights may be granted alone or in tandem with stock options. A stock appreciation right is the right to receive the appreciation in fair market value of Company common stock between closing price at the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of common stock. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the Plan. Stock appreciation rights issued in tandem with stock options may be exercised for shares subject to the related option by surrendering the right to exercise the equivalent portion of the related option. No participant will be granted stock appreciation rights covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 1,000,000 shares in connection with his or her initial employment with the Company.

        After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation rights for the period of time stated in the Award agreement. If no such period of time is stated in a participant's Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Performance Shares/Units

        Performance units and performance shares are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Committee are achieved or the Awards otherwise vest. The Committee will establish organizational, individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Payment for performance shares and performance units may be made in the form of cash or shares of Company common stock, or some combination, as determined by the Committee.

        The Committee will determine the number of performance shares and performance units granted to any participant. However, the Committee may not grant any participant performance units with an initial value greater than $2,000,000 and no participant will receive more than 100,000 performance shares during any fiscal year, except that a participant may be granted performance shares covering up to an additional 250,000 shares in connection with his or her initial employment with the Company. Performance units will have an initial dollar value established by the Committee prior to the grant date. Performance shares will have an initial value equal to the fair market value of a share of the Company's common stock on the grant date.

Restricted Stock Units (RSU)

        Restricted stock units are awards of restricted stock, performance shares or performance units that are paid out in installments or on a deferred basis. The administrator determines the terms and conditions of restricted stock units. Each restricted stock unit Award will be evidenced by an Award agreement that will specify terms and conditions as the administrator may determine in its sole discretion, including, without limitation whatever conditions to vesting it determines to be appropriate. As with awards of restricted stock, performance shares and performance units, the administrator may set restrictions with respect to the restricted stock units based on the achievement of specific performance goals. The administrator will determine the number of shares granted pursuant to a restricted stock unit Award, but the administrator will not be permitted to grant to a participant in any fiscal year of the Company, more than an aggregate of 100,000 shares of Company common stock for issuance pursuant to awards of restricted stock units. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted up to an additional 250,000 restricted stock units.

Changes in Capitalization

        If we experience a stock split, reverse stock split, stock dividend, combination or reclassification of our shares, or any other increase or decrease in the number of issued shares effected without our receipt of consideration (except for certain conversions of convertible securities) appropriate adjustments will be made, subject to any required action by the Company's stockholders, to the number of shares available for issuance under the Plan, the number of shares that may be issued as Awards other than options or stock appreciation rights, the number of shares covered by each outstanding Award, the price per share covered by each outstanding Award, and the numerical per-person share limits for each type of Award, as appropriate to reflect the stock dividend or other change.

Merger or Change in Control

        In the event of our change of control, each outstanding Award will be assumed or substituted for by the successor corporation (or a parent or subsidiary or such successor corporation). If there is no assumption or substitution of outstanding Awards, the Committee will provide notice to the recipient that he or she has the right to exercise his or her options and stock appreciation rights as to all of the shares subject to the Award, all restrictions on restricted stock and all performance goals or other vesting requirements for performance shares and units will be as determined by the our Board of Directors. In such event, the Committee shall notify the participant that options and SARs will be fully exercisable for 15 days from the date of such notice and that the Award will terminate upon expiration of such period.

Performance Goals

        As determined by the Committee, the performance goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) cash position, (b) earnings per share, (c) individual objectives, (d) net income, (e) operating cash flow, (f) operating income, (g) return on assets, (h) return on equity, (i) return on sales, (j) revenue, and (k) total shareholder return.

Number of Awards Granted to Employees, Consultants, and Directors

        The number of awards that an employee, director or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares subject to options, SARs and RSUs granted under the Plan during the fiscal year ended December 31, 2009 and (b) the average per share exercise price of such options and SARs.

Name of Individual or Group	Equity Award	Number Granted	Average Per Share Exercise Price
Stephanie G. DiMarco, CEO	Options	—	—
	SARs(1)	—	—
	RSUs(1)	—	—
All Named Executive Officers as listed in the Summary Compensation table	Options	—	—
	SARs	103,400	$30.35
	RSUs	13,270	—
All directors who are not Named Executive Officers, as a group	Options	—	—
	SARs	63,000	$31.45
	RSUs	13,500	—
All employees who are not Named Executive Officers, as a group	Options	97,560	$32.55
	SARs	353,753	$32.55
	RSUs	184,603	—

(1)
The Compensation Committee and Board recommended a grant to Ms. DiMarco for 2009; however, she declined the grant for 2009 so that more shares would remain available in our equity compensation plan share reserves to incentivize performance and retention among key non-executive employees.

Limited Transferability of Awards

        Awards granted under the Plan generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the applicable laws of descent and distribution. During the participant's lifetime, only the participant may exercise the Award. If the Committee makes an Award under the Plan transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate.

Amendment and Termination of the Plan

        The Board may at any time amend, alter, suspend, or terminate the Plan, except that certain amendments may require stockholder approval or the consent of participants in the Plan.

        By its terms, the Plan as amended in connection with this proxy will automatically terminate on February 12, 2017.

 Federal Tax Aspects

        The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options

        No taxable income is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options

        No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case the timing of taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights

        No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units

        A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units; performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture, commonly referred to as being "vested." However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any amount paid for the shares) on the date the award is granted.

Tax Effect for the Company

        The Company generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company's Chief Executive Officer and to each of its three most highly compensated Named Executive Officers other than the Chief Executive Officer and the Chief Financial Officer. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

Section 409A

        Section 409A of the Code ("Section 409A") provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual's deferral and distribution elections and permissible distribution events. Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Summary

        We believe strongly that the approval of the Plan as amended is essential to our continued success. Awards such as those provided under the amended and restated Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We believe strongly that the amended and restated Plan is essential for us to compete for talent in the difficult labor markets in which we operate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2002 STOCK PLAN AS AMENDED.

ADOPTION OF AMENDMENTS TO THE COMPANY'S (1) BYLAWS TO PROVIDE FOR MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS (PROPOSAL NO. 4) AND (2) CERTIFICATE OF INCORPORATION AND BYLAWS TO PERMIT STOCKHOLDER ACTION TO BE TAKEN ONLY AT A DULY CALLED ANNUAL OR SPECIAL MEETING AND TO REMOVE STOCKHOLDER ACTION BY WRITTEN CONSENT (PROPOSAL NO. 5)

        The Company's stockholders are being asked to consider two sets of amendments to the Company's Second Amended and Restated Certificate of Incorporation (the "Certificate") and to its Bylaws (the "Bylaws"). Currently, directors are elected under a plurality voting system, in which the nominees who receive the most votes are elected as directors. In addition, stockholders are permitted to act by written consent and in some circumstances without notice, without a meeting and without a further stockholder vote if written consent setting forth the action to be taken is signed by the holders of outstanding shares having the requisite number of votes that would be necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote were present and voted.

        The Board has unanimously recommended that the stockholders adopt amendments to the Company's Certificate and its Bylaws relating to director elections and to the ability of stockholders to act by written consent. The amendments to the Bylaws set forth in Proposal No. 4 will implement a majority voting standard for directors in uncontested elections. In contested elections (elections in which the number of nominees exceeds the number of directors to be elected), directors would continue to be elected by a plurality vote of stockholders. The amendments to the Certificate and Bylaws set forth in Proposal No. 5 will permit stockholder action to be taken only at a duly called annual or special meeting and remove stockholder action by written consent. The adoption of Proposal No. 4 to provide for majority voting in uncontested director elections is contingent upon the passage of Proposal No. 5 to remove stockholder action by written consent.

        The Board has determined that, taken together, these proposed amendments represent a balanced and integrated approach designed to provide all of the Company's stockholders a meaningful voice and vote in the election of directors and in all other matters being considered and voted upon by stockholders. Together, the amendments provide stockholders the most appropriate and effective way in which to exercise their voting rights in all cases at meetings duly noticed and held and with information provided to all stockholders in proxy materials prepared in accordance with applicable laws and regulations. Further, together the amendments reduce the possibility that a minority stockholder or stockholder group could take action by written consent that is focused on the special interests of such stockholder or group rather than on the best interests of the Company and all its stockholders. The Board believes that if Proposal No. 5 to remove stockholder action by written consent is not adopted, then plurality voting in the election of directors should be maintained as an appropriate check and balance on potential coercive action by stockholders attempting to act by written consent which the Board determines not to be in the best interests of stockholders. Further, because the full Board is elected annually, stockholders are not prevented from electing a majority of the Board at each annual meeting held for the election of directors. Because the implementation of Proposal No. 4 (the proposal to implement majority voting in uncontested director elections) is designed to work together with Proposal No. 5 (the proposal to permit stockholder action to be taken only at a duly called annual or special meeting and remove stockholder action by written consent), Proposal No. 4 is conditioned upon stockholder approval of Proposal No. 5. Accordingly, unless both Proposals No. 4 and No. 5 are passed, Proposal No. 4 will not be implemented regardless of the outcome of the vote thereon.

        More specific information relating to these important proposals is set forth under the descriptions of Proposal No. 4 and Proposal No. 5 set forth below.

 PROPOSAL NO. 4

ADOPTION OF AMENDMENT TO THE COMPANY'S BYLAWS TO PROVIDE FOR
MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

        The Board recommends that the stockholders approve amendments to the Bylaws to change the standard for the election of directors in uncontested elections from a plurality voting standard to a majority voting standard. This standard would not be effective for the current meeting and will not impact the results of the current election, but would be intended to apply to future uncontested elections of the Board of Directors.

        Under the current plurality vote standard, a nominee for director in an election can be elected or re-elected with a small minority of votes, even while a substantial majority of the votes cast are "withheld" from that nominee. The proposed majority vote standard would require that a nominee for director in an uncontested election receive more votes "for" that nominee than "against" that nominee. Abstentions would not be counted "for" or "against" a candidate. If however the number of nominees for election exceeds the number of directors to be elected in that year, then a plurality voting standard in uncontested elections will apply and the candidates receiving the greatest number of votes will be elected.

        The Board believes that a majority voting standard in uncontested director elections strengthens the director nomination process and enhances director accountability. The election of all of the Company's directors on any annual basis, as opposed to a classified board where directors are elected over a period of years, gives stockholders a greater voice in determining the composition of the Board, and the Board believes that the adoption of a majority voting standard in uncontested elections will enhance that position.

        If this Proposal No. 4 is adopted and implemented, the Board will adopt a Policy on Director Elections that would require, beginning with the Company's annual meeting in 2011, any nominee for election as a director of the Company to submit an irrevocable letter of resignation as a condition to being named as such nominee, which resignation will be effective if (i) the nominee fails to receive a sufficient number of votes to be elected and (ii) the Board accepts such resignation. Such resignation would first be considered by our Corporate Governance and Nominating Committee, which would make a recommendation to the Board about whether to accept or reject the resignation, and the Board would be required to either accept or reject such resignation within 90 days from the certification of the election results. The Company believes this is an appropriate and common standard to use in considering whether to accept or reject a director's resignation in this circumstance. The Board could decide to reject a director's resignation after failing to receive a majority vote of stockholders. This decision to not accept a resignation would be based upon the specific facts and circumstances presented, and factors that might impact the decision of the Board could include the underlying reasons for the failure of the nominee to receive a majority of votes, the tenure, qualifications, and past and expected future contributions of the nominee, the ability to replace the nominee, and the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet the requirements of any law, regulation, or rule, including the regulations of the Securities and Exchange Commission or the rules of any exchange on which the Company's shares are listed or traded. One example of a case where the Board might consider rejecting the resignation could be where the resignation would prevent the Company's Audit Committee from complying with the relevant SEC rules and Nasdaq listing standards. The Board's rationale for its decision shall be promptly disclosed in accordance with the rules and regulations of the Securities and Exchange Commission and any applicable corporate policies.

        The Board has adopted, declared advisable and directed to be submitted to the stockholders proposed amendments to the Bylaws to effect the foregoing, as set forth in Appendix B to this proxy statement. The foregoing description of the proposed amendments to the Bylaws is only a summary and is qualified in its entirety by reference to the actual text of the proposed amendments, as reflected in the attachment marked as Appendix B to this proxy statement.

        The implementation of this Proposal No. 4 is expressly conditioned upon the approval by stockholders of Proposal No. 5, which proposes the adoption of amendments to the Certificate and to the Bylaws to permit stockholder action to be taken only at a duly called annual or special meeting and remove stockholder action by written consent. This Proposal No. 4 will be implemented only if approved by the stockholders at the annual meeting and, further, only if Proposal No. 5 is also approved by the stockholders at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 4 TO ADOPT AMENDMENTS TO THE BYLAWS TO IMPLEMENT A MAJORITY VOTING STANDARD IN UNCONTESTED DIRECTOR ELECTIONS.

 PROPOSAL NO. 5

ADOPTION OF AMENDMENTS TO THE COMPANY'S SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION AND ITS BYLAWS TO PERMIT STOCKHOLDER ACTION
TO BE TAKEN ONLY AT A DULY CALLED ANNUAL OR SPECIAL MEETING AND
TO REMOVE STOCKHOLDER ACTION BY WRITTEN CONSENT

        The Board, subject to approval of the Company's stockholders, has authorized amendments to the Company's Certificate and its Bylaws to permit stockholder action to be taken only at a duly called annual or special meeting of stockholders and to remove stockholder action by written consent.

        The Board has adopted, declared advisable and directed to be submitted to the stockholders a proposed Third Amended and Restated Certificate of Incorporation to insert a new Article NINTH thereof, in the form set forth in Appendix C to this proxy statement, with such Article Ninth to read in its entirety as follows:

          "NINTH. Any action required or permitted to be taken by the stockholders of the corporation must be taken at a duly called annual or special meeting of stockholders of the corporation, and the power of stockholders to consent in writing to the taking of any action, without a duly called meeting and vote, is specifically denied. Notwithstanding the foregoing sentence, the holders of any class or series of Preferred Stock shall be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such class or series of Preferred Stock."

        Further, the Board has adopted, declared advisable and directed to be submitted to the stockholders a proposed amendment to the Bylaws to amend and restate in its entirety Section 2.10 entitled "Stockholder Action by Written Consent without a Meeting," as set forth in Appendix B to this proxy statement, with such proposed Section 2.10 as amended and restated in its entirety to read as follows:

          "Any action required or permitted to be taken by the stockholders of the corporation must be taken at a duly called annual or special meeting of stockholders of the corporation, and the power of stockholders to consent in writing to the taking of any action, without a duly called meeting and vote, is specifically denied. Notwithstanding the foregoing sentence, the holders of any class or series of Preferred Stock shall be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such class or series of Preferred Stock."

        This description of the proposed amendments to the Certificate and to the Bylaws is only a summary and is qualified in its entirety by reference to the actual text of the proposed amendments, as reflected in the attachments marked as Appendix B and Appendix C to this proxy statement.

Reasons and Effect of the Proposed Amendments

        Under the Delaware General Corporation Law, unless otherwise provided in a corporation's certificate of incorporation, any action required or permitted to be taken by stockholders at a meeting may be taken without notice, without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of outstanding shares of stock having the requisite number of votes that would be necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote were present and voted. The Company's Certificate does not currently address stockholder action by written consent, and its Bylaws at Section 2.10 currently authorize stockholder action by written consent. Consequently, the holders of the requisite number of shares of the Company's Common Stock currently may take action without notice, without a meeting and without a stockholder vote. If adopted, the proposed amendments to the Company's Certificate and to its Bylaws will remove the ability of stockholders to act by written consent and will require that any action of stockholders be taken at a duly called annual or special meeting of stockholders.

        The Board is proposing the amendments at this time in order to give all of the Company's stockholders the opportunity to participate in determining any proposed action of stockholders and to allow the Company's Board the opportunity to give advance consideration to, and to give the stockholders its recommendation with respect to, any such proposed action. The Board believes that it is appropriate to prevent the holders of a majority of outstanding voting securities from potentially taking unannounced action and from using the written consent procedure to take action affecting the rights of all of the Company's stockholders without such action being fully considered by all of the Company's stockholders at a formal meeting of stockholders. The proposed amendments are also intended to protect the Company and its stockholders from unfair or coercive takeover tactics. As part of a hostile takeover attempt, hostile bidders often attempt to force a response by a target company through threats or attempts to secure stockholder action without a meeting, which may not provide the board of directors of the target company with a reasonable opportunity to consider whether such hostile bid or stockholder proposal is in the best interests of the stockholders of the target company. The proposed amendments are intended to remove the Company's vulnerability to such tactics and to ensure that appropriate takeover bids can be considered in a deliberate, proper and fully informed manner.

        The proposed amendments will prevent stockholders from taking action other than at an annual or special meeting of stockholders. The Company's Bylaws provide that only the Board or the Chief Executive Officer may call special meetings of the Company's stockholders. Consequently, if Proposal No. 5 is approved, the Company's stockholders, or a group of the Company's stockholders, would no longer have the ability to take corporate action between annual meetings of stockholders without the approval of the Company's Board, its Chairman, its Chief Executive Officer or its President.

Potential Anti-Takeover Effect and Other Provisions

        This Proposal No. 5 could have a potential anti-takeover effect and might render more difficult or discourage a merger, tender offer, proxy contest or change in control and the removal of management, which stockholders might otherwise deem favorable. This Proposal No. 5, if adopted, may be disadvantageous to stockholders to the extent that it has the effect of delaying or discouraging a future takeover attempt that is not approved by the Board but which a majority of the stockholders may deem to be in their best interests. This Proposal No. 5 is not being proposed in response to any attempt to acquire control of the Company, to obtain representation on the Company's Board, or to take significant corporate action, and the Company is not aware of any such plans.

        Various provisions of the Company's Certificate and Bylaws and of Delaware corporate law may discourage, delay or prevent a change in control or takeover attempt of the Company by a third party that is opposed by the Company's Board, including the following: (a) non-cumulative voting for Directors; (b) limitations on the ability of stockholders to call special meetings of stockholders; and (c) advance notice requirements for nominations of candidates for election to the Company's Board or for proposing matters that can be acted upon by the Company's stockholders at stockholder meetings.

        In addition, as of April 9, 2010, the Company's directors, executive management team, principal stockholders and affiliated entities beneficially owned, in the aggregate, approximately 56% of the issued and outstanding shares of the Company's common stock. For the purpose of computing this amount, an affiliated entity includes any entity that is known to the Company to be the beneficial owner of more than 5% of the Company's issued and outstanding common stock. As a result, if some or all of them acted together, they would have the ability to exert substantial influence over the election of the Company's Board and the outcome of issues requiring approval by the Company's stockholders. This concentration of ownership may have the effect of delaying or preventing a change in control of the Company that may be favored by other stockholders. In addition, we have a severance plan for the Company's executive management team and other individuals that contain severance and change in control provisions. Furthermore, under the Company's severance plans, the vesting of certain options (or other rights to purchase common stock of the Company), stock appreciation rights, or restricted stock units may be accelerated as a result of a change in control. The potential payments and benefits that would become payable upon termination of employment or a change of control could thus increase the costs of a transaction and thereby act as a deterrent to a potential takeover.

        The Company is also subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation. Generally, an interested stockholder is a person who owns 15% or more of a corporation's voting stock or is an affiliate or associate of the corporation and owned 15% or more of the corporation's voting stock within three years prior to the determination of interested stockholder status. The existence of this provision could prevent a takeover of the Company with respect to transactions not approved in advance by the Company's Board, including takeover attempts that might result in a premium over the market price of the Company's Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 5 TO ADOPT AMENDMENTS TO THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND ITS BYLAWS TO PERMIT STOCKHOLDER ACTION TO BE TAKEN ONLY AT A DULY CALLED ANNUAL OR SPECIAL MEETING AND TO REMOVE STOCKHOLDER ACTION BY WRITTEN CONSENT.

COMPENSATION COMMITTEE MATTERS

Scope of Authority

        The Compensation Committee's responsibilities, which are discussed in detail in its charter, include, among other duties:

  •
  Review and approval for the CEO and the executive management team of the Company of (i) annual base salary, (ii) annual incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) any employment agreement, severance arrangement and change in control agreement/provision, (v) any signing bonus or payment of relocation costs and (vi) any other material benefits, compensation or arrangements not available to employees generally;

  •
  Specifically with respect to the CEO, review and approval of corporate goals and objectives relevant to the compensation of the CEO, evaulation of his or her performance in light thereof, and consideration of identified and other factors related to the performance of the Company;

  •
  Oversight of the Company's equity compensation plans and acting as the administrator of such plans;

  •
  Oversight of the Company's overall compensation plans and benefits, including the Company's 401(k) plan. The Compensation Committee shall also make recommendations to the Board with respect to improvements or changes to such plans or the adoption of new plans when appropriate;

  •
  Evaluation on a periodic basis of the competitiveness of (i) the compensation of the CEO and the executive management team of the Company and (ii) the Company's overall compensation plans;

  •
  Review and discussion with management of the Company's Compensation Discusion and Analysis that is included in this proxy statement as required by the applicable rules and regulations of the Securities and Exchange Commission ("SEC Rules") and any other applicable rules and regulations;

  •
  Preparation and publishing of an annual Compensation Committee report in this proxy statement as required by SEC Rules; and

  •
  Review and reassessment of the adequacy of the Compensation Committee Charter periodically and recommendation of any proposed changes to the Board for approval.

Compensation Committee Interlocks and Insider Participation

        The Company's Compensation Committee was formed in October 1995 and as of the date hereof is composed of Messrs. Battle, Kirsner and Roemer. No interlocking relationship exists between any executive management team members or member of the Company's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries. The Compensation Committee is composed entirely of independent members of the Board, as determined under Nasdaq, SEC and Internal Revenue Code rules.

Compensation of Non-Employee Directors

        The Compensation Committee of the Board evaluates and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. Directors who are employees of Advent receive no additional compensation for service on the Board. Advent's director compensation program is designed to enable continued attraction and retention of highly qualified directors by ensuring that director compensation is in line with peer companies competing for director talent, and is designed to address the time, effort, expertise and accountability required of active Board membership. In general, the Compensation Committee and the Board believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its Committees, and an equity component, designed to align the interests of directors and stockholders and, by vesting over time, to create an incentive for continued service on the Board.

        The Compensation Committee annually reviews director compensation, including, among other things, comparing Advent's director compensation practices with those of other public companies of comparable size. In conducting such review, the committee may, in its discretion, retain the services of a compensation consultant.

        Cash Compensation.    All retainers and fees are paid quarterly in arrears, and the non-employee directors are eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Advent policy.

        Non-employee directors are entitled to receive annual cash retainers for their service as a Chairman or Member on the Board and its Committees as set forth in the table below:

	Chairman Retainer	Member Retainer
Board of Directors	$40,000	$30,000
Audit Committee	$25,000	$15,000
Compensation Committee	$15,000	$10,000
Corporate Governance and Nominating Committee	$10,000	$5,000

        Equity Compensation.    The Compensation Committee may recommend changes to the levels of equity award grants, which must be approved by the full Board. Effective February 26, 2007 through February 11, 2010, each non-employee director became eligible to receive the following awards of stock appreciation rights ("SAR") and restricted stock units ("RSU") under the 2002 Stock Plan:

Initial SAR grant upon joining the Board(1)	21,000 shares
Initial RSU grant upon joining the Board(2)	4,500 shares
Annual SAR grant upon re-election to the Board(3)	8,400 shares
Annual RSU grant upon re-election to the Board(3)	1,800 shares

        Effective February 11, 2010, each non-employee director became eligible to receive the following awards of SARs and RSUs under the 2002 Stock Plan:

        Initial equity grant value upon joining the Board of $200,000 comprised of 70% SARs(1) and 30% RSUs(2).

        Annual equity grant value upon re-election to the Board of $120,000 comprised of 70% SARs(3) and 30% RSUs(3).

(1)
Vests over four years with 25% of the shares vesting one year after the date of grant and the remainder vesting in equal monthly installments over the ensuing three years.

(2)
Vests over four years with 50% of the shares vesting two years after the date of grant and 50% vesting four years after the date of grant.

(3)
Vests 100% one year after the date of grant.

        In the event of a merger with or into another corporation, or other change in control, each non-employee director shall fully vest in and have the right to exercise all of his or her outstanding equity compensation (including outstanding stock options, SARs, RSUs, or performance shares). Upon a director's retirement from the Board, the director's unvested options, SARs and RSUs are canceled and returned to the Plan.

Non-Employee Director Compensation Table

        In May 2009, each non-employee director received their annual SAR and RSU grant of 8,400 and 1,800 shares, respectively, pursuant to the 2002 Stock Plan, except for Ms. Manfredi as she was appointed to the Company's Board in March 2009. Upon her appointment to the Board in March 2009, an initial SAR and RSU grant of 21,000 and 4,500 shares, respectively, was granted to Ms. Manfredi.

        The following table summarizes compensation of the non-employee directors during fiscal 2009, 2008 and 2007 with respect to their Board service:

Name	Fiscal Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
A. George Battle	2009	46,127	56,628	112,895	—	215,650
	2008	55,282	73,278	124,239	—	252,799
	2007	59,355	60,894	88,930	—	209,179
Robert A. Ettl(4)	2009	34,333	56,628	112,895	—	203,856
	2008	39,718	73,278	124,239	—	237,235
	2007	4,583	246,555	417,583	—	668,721
James D. Kirsner	2009	55,000	56,628	112,895	—	224,523
	2008	55,000	73,278	124,239	—	252,517
	2007	53,118	60,894	88,930	—	202,942
Christine S. Manfredi(5)	2009	29,917	141,435	307,877	—	479,229
James P. Roemer	2009	43,871	56,628	112,895	—	213,394
	2008	40,000	73,278	124,239	—	237,517
	2007	41,882	60,894	88,930	—	191,706
John H. Scully(6)	2009	—	—	—	—	—
	2008	—	—	—	—	—
	2007	—	—	—	—	—
Wendell G. Van Auken	2009	60,000	56,628	112,895	—	229,523
	2008	60,000	73,278	124,239	—	257,517
	2007	60,000	60,894	88,930	—	209,824

(1)
Stock awards consist of RSUs. Stock awards are valued based on the number of shares awarded multiplied by the closing price of the stock on the date of grant.

(2)
Option awards consist of SAR awards, which are valued based on aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, "Compensation-Stock Compensation." The assumptions and estimates are explained in Note 11 to the Company's consolidated financial statements for the fiscal year ended December 31, 2009, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2010.

(3)
Additional information about non-employee director equity awards:

a.
The following table provides additional information about the stock awards and option awards made to non-employee directors during fiscal 2009:

Name	Stock Awards Granted During Fiscal 2009 (#)	Option Awards Granted During Fiscal 2009 (#)
A. George Battle	1,800	8,400
Robert A. Ettl	1,800	8,400
James D. Kirsner	1,800	8,400
Christine S. Manfredi	4,500	21,000
James P. Roemer	1,800	8,400
Wendell G. Van Auken	1,800	8,400
  b.
  The following table sets forth the aggregate number of stock awards and option awards outstanding at the end of fiscal 2009:

Name	Stock Awards Outstanding at Fiscal Year End (#)	Option Awards Outstanding at Fiscal Year End (#)
A. George Battle	1,800	67,200
Robert A. Ettl	—	18,900
James D. Kirsner	1,800	67,200
Christine S. Manfredi	4,500	21,000
James P. Roemer	1,800	51,700
John H. Scully	—	60,000
Wendell G. Van Auken	1,800	79,200
(4)
Effective July 20, 2009, Mr. Ettl resigned from the Audit Committee and effective November 12, 2009, Mr. Ettl resigned from the Board.

(5)
Effective March 23, 2009, Ms. Manfredi was appointed to the Board and effective July 20, 2009, Ms. Manfredi was appointed to the Audit Committee.

(6)
Mr. Scully waived his annual cash and equity award compensation for fiscal 2009, 2008 and 2007.

Compensation Committee Report for the Year Ended December 31, 2009

        The Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2009 included below. Based on the review and discussions, the Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in the Advent's Proxy Statement for its 2010 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
James P. Roemer (Chair) A. George Battle James D. Kirsner

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

        Advent Software Inc.'s Compensation Discussion and Analysis addresses the following topics:

  •
  An executive summary of our compensation program for our Named Executive Officers:

  •
  Ms. Stephanie G. DiMarco, Chief Executive Officer (CEO), and Chief Financial Officer (CFO) until September 9, 2009

  •
  Mr. James S. Cox, Senior Vice President and Chief Financial Officer (CFO) effective September 9, 2009

  •
  Mr. David Peter F. Hess, Jr., President

  •
  Ms. Lily S. Chang, Executive Vice President and Chief Technology Officer

  •
  Mr. John P. Brennan, Senior Vice President, Human Resources

  •
  The governance of our executive management team compensation program,

  •
  Advent's executive compensation philosophy and framework,

  •
  The elements of Advent's executive compensation program, and

  •
  Advent's executive compensation decisions for 2009.

Executive Summary

        Our overarching compensation goal is to reward the executive management team through a strong pay-for-performance philosophy to achieve competitive, effective, reasonable and responsible compensation. We believe this is accomplished through the following principles and processes:

  1.
  The executive management team compensation is benchmarked annually against a set peer group of companies selected on the basis of relevant industry, size and complexity to ensure that our compensation opportunities are within the range of comparative norms.

  2.
  Target compensation opportunities are established between the 50th percentile and 75th percentile of the peer group for total cash (defined as base salary plus annual bonus), equity compensation and total compensation. However, our program is flexible enough to allow our Compensation Committee to provide compensation above or below the target pay position in cases of exceptional or below target individual and/or Company performance.

  3.
  The majority of target total direct compensation (defined as base salary plus annual target bonus plus annual equity grant value) is performance-based cash bonus and stock-based compensation, linked to a balance of long-term and short-term performance and a positive relationship between our operational performance and shareholder return. For fiscal year 2009, such variable compensation comprised 65% of target total direct compensation.

  4.
  We do not offer guaranteed retirement or pension plan benefits. Instead, we provide the executive management team with the opportunity to accumulate retirement income through the Company's 401(k) plan which is offered to all employees, the terms of which—including the company match—are outlined below.

  5.
  We provide a severance plan to the executive management team that provides, consistent with peer company norms, standard severance benefits in the event of an involuntary termination of employment without cause, which are enhanced if the termination occurs in connection with a change in control.

  6.
  Compensation recommendations for the executive management team are developed by our CEO, Ms. DiMarco (except with respect to her own compensation), with input from our

    Human Resources Department. These recommendations are presented to our Compensation Committee and reviewed by an independent compensation consultant, Compensia Inc. (Compensia), which is retained by our Compensation Committee.

        For fiscal year 2009, the total direct compensation (defined as base salary plus actual annual bonuses awarded plus annual equity grant value) of the Named Executive Officers (who are identified in the Summary Compensation Table which appears below) was, on average, at the 50th percentile of the peer group, not including equity grants give to Messrs. Hess and Cox for their promotions, and 60th percentile of the peer group if such promotional grants are included. Our fiscal year 2009 Company performance relative to this same peer group approximated or exceeded the 65th percentile with respect to the following quantifiable measures: a) revenue growth over the last fiscal year, b) GAAP operating income growth over the last fiscal year, and c) free cash flow per share. This analysis excluded results from our former subsidiary MicroEdge, Inc., which we divested in 2009. Our Compensation Committee and senior management believe the level of total compensation for the Named Executive Officers is reasonable and appropriate based on our achievements in 2009 and the variable, performance-based nature of our compensation program.

Governance of the Executive Management Team Compensation Program

Role of the Compensation Committee

        The Compensation Committee has overall responsibility for approving and evaluating Advent's executive management team compensation plans, policies and programs. These duties include:

  •
  Establishing the compensation philosophy for the executive management team including the compensation objectives, target pay levels and the peer group for executive compensation and performance benchmarking;

  •
  Approving and evaluating the executive management team members' compensation plans, policies and programs of the Company;

  •
  Reviewing and approving corporate goals and objectives relevant to CEO compensation and CEO performance;

  •
  Reviewing and approving, with board visibility and input, the Company's equity compensation plans for its executive management team members' and employees; and

  •
  Conducting periodic competitive evaluations of the executive management team members' compensation plans.

        The Compensation Committee operates pursuant to a charter that further outlines the specific authority, duties and responsibilities of the Compensation Committee. The Committee may form and delegate authority to subcommittees of one or more directors as appropriate. The charter is periodically reviewed and revised by the Compensation Committee and our Board, and is available on our corporate website at www.advent.com and may be found as follows:

  1.
  From our main web page, first click on "About";

  2.
  Next, click on "Investor Relations";

  3.
  Next, click on "Corporate Governance"; and

  4.
  Finally, click on "Compensation Committee" under "Committee Charters."

Role in Compensation Decision-Making for Named Executive Officers

        Ms. DiMarco makes recommendations to our Compensation Committee regarding the compensation arrangements for the Named Executive Officers other than herself. In formulating her recommendations, Ms. DiMarco considers both internal and external compensation data from our

Human Resources Department and the Committee's compensation consultant, Compensia. The Compensation Committee consults with the full Board of Directors as it deems appropriate in making decisions regarding Ms. DiMarco's compensation.

Role of Compensation Consultant

        Advent's Human Resources Department supports the Compensation Committee in its work and in some cases acts pursuant to delegated authority to fulfill various functions in administering Advent's compensation programs. The Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee. The Committee currently utilizes Compensia, an independent consulting company, to provide advice and information relating to executive and director compensation. From time to time, the Committee may direct its advisor to work with the Human Resources Department to support management and the Committee in matters relating to the fulfillment of its charter.

        Compensia performed the following services on behalf of the Committee during 2009:

  •
  Reviewed and provided recommendations regarding the composition of the peer group used to benchmark executive compensation levels;

  •
  Conducted a comprehensive review of the total compensation arrangements for all senior executives at the Company, including: preparation of tally sheets; competitive analysis of salary, total cash (salary plus bonus) and total direct compensation (total cash plus annual equity awards) levels; and proposed changes to the compensation structure;

  •
  Updated the Committee on industry trends/best practices with respect to executive and non-executive equity program design, including: type of equity award, size of equity grant by employee level, and aggregate equity usage;

  •
  Reviewed and advised on the structure of executive compensation arrangements (i.e., base salary levels, target bonus levels and the size of target equity awards);

  •
  Worked with the CEO and Human Resources Department to develop our non-executive equity program applicable to non-executive employees; and

  •
  Assisted management with the development of the Compensation Discussion & Analysis for the 2010 proxy statement.

        In the course of fulfilling these responsibilities, a representative from Compensia is generally asked to attend Compensation Committee meetings. In addition, a representative from Compensia also meets with management from time to time to gather information on and review proposals that management may present to the Committee. While the Committee considers the input of its compensation consultant, the Committee's executive compensation decisions, including the specific amounts paid to the executive management team and directors, are its own and may reflect factors and considerations other than the information and recommendations provided by Compensia and management.

        The Committee intends to continue to engage Compensia as its compensation consultant until the Committee or Compensia determine otherwise.

Executive Compensation Philosophy and Framework

Compensation Objectives

        Advent's executive compensation program is designed to achieve four primary objectives:

  1.
  Attract and retain highly skilled executives who will create and sustain stockholder value.

  2.
  Reinforce a pervasive focus on improving market position and achieving the Company's operational objectives.

  3.
  Support a strong pay-for-performance culture that provides market-leading compensation commensurate with market-leading performance.

  4.
  Align the interests of the executive management team with the long-term interests of the Company's stockholders, thereby enhancing stockholder value.

The Company uses the following compensation programs to achieve these objectives:

Compensation Element	Compensation Objective(s) Supported

Base Salary	#1, #2

Annual Bonus	#2, #3 and #4

Equity Awards	#1, #2, #3 and #4

Benefits	#1

Post-Employment Obligations	#1

Target Pay Position/Mix of Pay

        The main components of the executive compensation program are base salary, annual bonus and equity (discussed in greater detail below under "Elements and Evaluation of Named Executive Officers Compensation"). For each of these three elements, Advent's strategy has been to examine peer group and relevant industry compensation practices and target total cash compensation (base salary plus bonus) and equity compensation between the 50th percentile and 75th percentile of our market, with the goal of having executives achieve the higher end of this range through variable, performance-based cash and equity compensation.

        The Compensation Committee has historically approved compensation levels for the executive management team above and below the target pay position, based on individual and Company performance relative to the peer group, to ensure an appropriate pay-for-performance alignment. This pay-for-performance alignment is further supported by Advent's emphasis on variable, performance-based at-risk compensation, which ensures that executives receive target or above-target total compensation only to the extent that Company and individual performance goals have been achieved or exceeded, respectively.

Compensation Benchmarking

        The peer group used by the Compensation Committee to evaluate our executive compensation program is reviewed on an annual basis with input from Compensia and adjustments are made as necessary to ensure the peer group continues to properly reflect the market in which Advent competes for talent. For purposes of establishing the peer group, the Compensation Committee considers companies that are comparable to Advent across several metrics including: software industry, including those companies with a financial services/data focus, revenue size, operating margin and market capitalization. For 2009, the following 22 were deemed suitable peers based on the criteria listed above. QAD and Vignette, which were previously included in the peer group, were removed as we determined that these companies no longer met the criteria.

Actuate	EPIQ Systems*	MSCI*	SPSS
Ariba	Factset*	MSC Software	Tyler Technologies*
Blackbaud	Interwoven	NetSuite*	Websense
Blackboard	JDA Software	Pegasystems*	Wind River Systems
Bottomline Technologies*	Macrovision	Risk Metrics Group*
Concur Technologies*	Morningstar*	S1 Corporation

*
Added to the peer group for 2009.

        In addition to the compensation practices of the above companies, the Compensation Committee also reviews the executive pay practices of other software companies with whom we compete for talent as reported in the Radford High-Technology Executive Compensation Survey. This survey contains the results of approximately 340 participants and provides additional information and validation of the compensation data from our peer companies. We use this survey data for two purposes. First, because the Company competes for talent from a broader group than the specific group of direct peers, it provides a broader understanding of the compensation levels being paid by technology companies of similar revenue size. Second, because the survey data represents a larger group of companies, it serves to validate the data drawn from the smaller sample group of direct peers. The Radford Survey provides only aggregated data and does not report data by individual company. As a result we do not look at each company in this survey individually; rather, this information is used to supplement and validate the compensation information of our stated peer companies.

Tally Sheets

        The Compensation Committee periodically reviews tally sheets for the Named Executive Officers and utilizes them, along with peer group analyses, in making its compensation decisions. These tally sheets affix dollar amounts to each component of compensation for the Named Executive Officers, including current pay (salary and cash and equity incentive bonuses), outstanding equity awards, benefits, perquisites and potential change in control severance payments. These tally sheets are one tool used by the Compensation Committee in its deliberative process of evaluating the total amount of compensation provided to each Named Executive Officer and the impact that any adjustment to the various elements of each such officer's current compensation will have on total compensation. Tally sheets are not used in any formulaic manner to dictate pay decisions.

Elements and Evaluation of Named Executive Officers Compensation

Cash Compensation

  Base Salary

        Base salary is one of the few fixed compensation components in our executive management team compensation program. It is used to attract, motivate and retain highly qualified executives and is intended to provide a minimum element of certainty and security to the executive management team on an ongoing basis and in a manner that is sustainable within our cost structure. Based on the experience of the Committee members and review by our compensation consultant, the Committee believes that the salaries of our Named Executive Officers fall within the normal market practices, generally falling between the 25th to 75th percentiles of our peer group within the industry (software) in which Advent participates.

        The Compensation Committee expects base salaries to increase at a rate that approximates the market, recognizing that any increases will also reflect the individual's performance for the preceding year, his or her pay level relative to similar positions in our peer group, taking Company performance into account, and internal equity with respect to the rest of the executive team.

  Annual Variable Pay

        Advent's annual variable pay program is a performance-based compensation arrangement designed to reward executives (as well as all employees) for achieving key operational goals that we believe will provide the foundation for creating longer-term stockholder value. The variable pay program also supports our pay-for-performance compensation philosophy. For Named Executive Officers, target variable pay opportunities range from 44% to 70% of base salary. Such officers may earn up to 200% of their target variable bonus award based on overachievement of the variable pay plan goals.

  Total Target Cash Compensation

        The Compensation Committee considers changes to base salary and target annual variable pay in the context of total cash compensation. This ensures that the sum of base salary and target annual variable pay are consistent with the Company's 50th to 75th percentiles target position, which may not necessarily be the case if each element of pay is evaluated independently.

  2009 Total Target Cash Decisions

        In February 2009, our CEO Stephanie DiMarco proposed total target cash compensation for 2009 as follows.

        Base Salary: Consistent with our decision not to offer a merit base salary increase to employees at Advent, no merit base salary increases were granted to any members of the executive management team, including the Named Executive Officers. Two of the Named Executive Officers were promoted during 2009 and, consistent with our policy on compensation for all employees at Advent in 2009, these two executives did receive promotion-based salary increases based on a competitive market analysis at that time. In January 2009, Mr. Hess was promoted to President, and in April 2009 his base salary was increased from $280,900 per year to $320,000 per year. Mr. Cox was promoted in September 2009 to Senior Vice President and Chief Financial Officer and his base salary was increased from $215,000 per year to $260,000 per year at that time. Ms. Chang and Mr. Brennan received no merit base salary increase in 2009. Additionally, Ms. DiMarco received no merit base salary increase in 2009. ($2,400 was added to their base salary as a offset to the cost of parking, which had previously been provided as a direct taxable perquisite).

        Target Variable Pay: Consistent with their promotions, both Mr. Hess and Mr. Cox received increases in their target variable pay for 2009. Mr. Hess' annual target variable pay increased from $148,300 to $225,000. Mr. Cox's annual target variable pay was increased from $64,500 to $130,000. The other Named Executive Officers received target variable pay changes as follows: Ms. Chang's target variable pay increased from $140,000 to $160,000. Mr. Brennan's target variable pay increased from $97,200 to $100,000. Ms. DiMarco's target variable pay remained the same at $275,000 per year. Target variable pay increases were effective January 2009.

        Total Target Cash Compensation: Excluding the Named Executive Officers who were promoted during 2009 (Mr. Hess and Mr. Cox), the average total target cash increase in 2009 was 1.5%. The resulting total target cash compensation levels for the non-promoted Named Executive Officers was at approximately the 25th to 75th percentile of our peer group; including the promoted Named Executive Officers, the average total target cash increase in 2009 was 11.3% (in both cases excluding the change for the parking perquisite outlined above). The resulting total target cash compensation levels for the promoted Named Executive Officers was at approximately the 25th to 50th percentile of our peer group.

  Corporate Annual Variable Pay Payouts for Performance in 2009

        At the beginning of each year, the Compensation Committee approves specific goals for the upcoming year for purposes of the executive incentive bonus plan. These targets may be different than the targets in our annual operating plan. Under the executive bonus plan for 2009, the Company was required to achieve at least 80% of its operating profit target or no bonuses would be paid to executives. If the 80% of operating profit hurdle was achieved, executive bonuses would be paid based on the achievement of pre-established corporate performance measures. For 2009, the corporate measures were Annual Contract Value (weighted 25%), Recognized Revenue (weighted 25%), and Operating Profit plus charges for stock-based compensation, restructuring charges and amortization of intangibles (weighted 50%). The Compensation Committee approved these measures and goals because it felt they were the best barometer of Company performance relative to the Company's objectives and its market. These measures are defined as follows:

  •
  Annual Contract Value (ACV) represents the average contribution to annual revenue from all new term license contracts entered into during the year (consistent with the methodology used to calculate and report ACV in our Annual Report on Form 10-K), plus the estimated average contribution to annual revenue from new data related or outsourcing contracts entered into during the year.

  •
  Recognized Revenue represents the revenue recognized in earnings by the Company in conformity with Generally Accepted Accounting Principles in the United States of America (US GAAP) and is consistent with "Net Revenues" reported in our consolidated financial statements.

  •
  Operating Profit represents income from operations reported as "Income from Operations" in our consolidated financial statements in accordance with US GAAP, plus stock-based employee compensation expense, amortization of intangible assets, acquired in-process research and development costs and restructuring charges.

        The performance level for each measure and corresponding payout as a percent of each executive's target bonus is described in the chart below.

	Annual Contract Value			Recognized Revenue			Operating Profit

Performance Level	% of Performance Achievement	Performance Target ($M)	Payout as a % of Target Incentive Opportunity	% of Performance Achievement	Performance Target ($M)	Payout as a % of Target Incentive	% of Performance Achievement	Performance Target ($M)	Payout as a % of Target Incentive

Below Threshold	<80%	<$26.5	0%	<95%	<$251.9	0%	<80%	<$32.4	0%

Threshold	80%	$26.5	50%	95%	$251.9	50%	80%	$32.4	50%

Target	100%	$33.1	100%	100%	$265.2	100%	100%	$40.5	100%

Maximum	125%	$41.4	200%	110%	$291.7	200%	130%	$52.6	200%

        Individual performance, largely determined through the achievement of pre-established objectives, can modify the award determined under the preceding grid by 0% to 125%, subject to an individual maximum award equal to 200% of target bonus.

        In January 2010, the CEO presented to the Compensation Committee her recommendations for bonus payments to the Named Executive Officers, based on corporate and individual performance in 2009. The Compensation Committee reviewed and verified the percent of goal achieved for each corporate goal, along with the overall percent of corporate goal achievement for purposes of bonus plan payouts. In 2009, the Company achieved the 80% of operating profit hurdle required to trigger bonus payments. In addition, Operating Profit significantly exceeded the compensation plan target while Annual Contract Value and Recognized Revenue were below target. The following table summarizes 2009 performance for each corporate measure and the resulting bonus payout as a percent of target for corporate performance:

Corporate Measure	Weighting (A)	Performance as % of Plan	Bonus Payout as % of Target (B)	Weighted Bonus Payment (A × B)

Annual Contract Value	25.0%	88.5%	71.3%	17.8%

Recognized Revenue	25.0%	97.7%	77.0%	19.3%

Operating Profit	50.0%	124.9%	182.9%	91.4%

Total Payout as % of Target for Corporate Performance				128.5%

        The CEO provided an individual performance factor for each Named Executive Officer (other than herself) based on her assessment of their achievement of pre-established goals, and other contributions to Company success during 2009, but not according to a specific pre-determined formula. Based on this, she recommended bonus payments for 2009 performance. Based upon corporate and individual performance, and a request from the CEO that her bonus payment be capped at target, the Committee recommended the bonus payout for the CEO. The Compensation Committee approved the following bonus payments for the Named Executive Officers, based on corporate and individual performance assessments for 2009.

Named Executive Officer	2009 Annual Target	Corporate Performance Factor	2009 Bonus Payment (incorporating individual performance factor)

Stephanie G. DiMarco(1)	$275,000	128.5%	$290,000

David P.F. Hess Jr.	$225,000	128.5%	$285,000

Lily S. Chang	$160,000	128.5%	$210,000

James S. Cox	$130,000	128.5%	$175,000

John P. Brennan	$100,000	128.5%	$130,000

(1)
Although the Company's results led to an above target plan result, Ms. DiMarco's 2009 bonus reflects her request (which the Compensation Committee honored) to have her bonus capped at just above 105% of target.

Equity Compensation:

        Compensation tied to the performance of the Company's Common Stock is a key element of our compensation program. Officers and other employees of the Company are eligible to participate in our stockholder approved 2002 Stock Plan and 2005 Employee Stock Purchase Plan (the "Purchase Plan"). The 2002 Stock Plan permits the Compensation Committee to grant stock options and other equity vehicles to employees on such terms as the Committee may determine, subject to the limitations of the plan.

        Equity compensation represents a significant component of our executive management team compensation program at Advent. We believe this is an appropriate way to align the interests of our executive management team with those of our stockholders in order to achieve and sustain long-term stockholder value. In designing the equity program, Advent is sensitive to potential dilution from stock-based programs. To address these concerns, management and the Compensation Committee have taken the following steps to manage the equity plan:

  •
  The Company uses a mix of restricted stock units (RSUs) and stock-settled stock appreciation rights (SS-SARs). Approximately 70% of the grant value is awarded in SS-SARs with 30% awarded in RSUs, The Committee believes that these equity vehicles best support the following objectives: (i) support Advent's executive/employee attraction and retention initiatives; (ii) provide the appropriate incentive to executives and employees to create long-term stockholder value; and (iii) serve the best interests of Advent's stockholders.

  •
  The Committee strives to limit annual net issuances of stock-based awards to a level that is within the norm of our current stage peer group, subject to extraordinary events (e.g., acquisitions and new executive hires). The Committee will adjust this target rate from year to year based on performance and retention issues, and to stay competitive with market practices. Advent's 2.1% "burn rate" is consistent with that of peer group norms, which range from 2.1% at the 50th percentile to 3.4% at the 75th percentile. For purposes of this calculation each share granted as an RSU or SS-SAR is counted as one share.

  •
  The target grant levels for the executive management team equity grants are structured in consideration of peer group practice with respect to the economic value of equity compensation (i.e., the Black-Scholes value of stock options and SS-SARs and fair value of RSUs) and resulting target total direct compensation levels when added to cash compensation.

  •
  Equity grants to individual executive management team members may be adjusted from target based on individual performance, criticality of role, the expected future contribution and long-term retention of the executive and our performance compared to the peer group.

        The table below summarizes the equity awards granted to the Named Executive Officers during 2009. These grants were made based upon each executive's performance, as expressed under the bonus plan description above:

Named Executive Officer	Stock Appreciation Rights	Restricted Stock Units

Stephanie G. DiMarco(1)	0	0

David P.F. Hess Jr.(2)	49,500	3,300

Lily S. Chang	13,000	2,200

James S. Cox(2)	28,000	5,550

John P. Brennan(2)	12,900	2,200

(1)
The Compensation Committee and Board recommended a grant to Ms. DiMarco for 2009; however she declined the grant for 2009 so that more shares would remain available in the our equity compensation plan share reserves to incent performance and retention among key non-executive employees.

(2)
Equity grants to Mr. Hess, Mr. Cox and Mr. Brennan included promotional grants in addition to their annual merit performance grant.

Stock Ownership Guidelines

        In 2009 we did not have stock ownership guidelines in place for the Named Executive Officers. In February 2010 we did adopt such guidelines to reinforce our Named Executive Officers' long history of holding equity grants until the end of their term, establishing substantial, personal financial stakes in the Company's performance. These new guidelines are as follows:

  •
  CEO: Holdings equivalent to 3 times base salary or 30,000 shares, whichever is lower.

  •
  Other Named Executive Officers: Holdings equivalent to 1 times base salary or 6,000 shares, whichever is lower.

  •
  Newly hired or promoted Named Executive Officers subject to the guidelines have 5 years within which to achieve the guideline holding amounts.

  •
  The guidelines can be met by:

  •
  Shares owned (including vested RSU's and ESPP shares) or

  •
  50% of the intrinsic value of vested in-the-money options.

Benefits and Perquisites

        We do not provide pension arrangements or post-retirement health coverage for our executives or employees. The benefits offered to our executive management team are the same as those offered to all our employees.

        We provide medical and other benefits to executives that are generally available to other full-time employees, including an employee stock purchase plan, group term life insurance premiums and a 401(k) plan. The 401(k) plan is a contributory defined contribution plan and Advent's contributions are based on years of service. For employees with up to three years of service, Advent offers a matching contribution equal to 50% of the first 6% of the participant's compensation that has been contributed to the plan, up to a maximum contribution of $3,500. Employees with three to five years of service receive 100% of the first 1% and 50% of the next 5% of pay deferred, up to the maximum allowed. Employees with more than five years receive 100% of the first 2% deferred and 50% of the next 4% deferred, up to the annual limit.

        All of our executive management team members participated in our 401(k) plan during fiscal 2009 and received matching contributions.

Post-Employment Obligations

        We adopted the Advent Software Executive Severance Plan (the "Severance Plan") to provide severance benefits for the executive management team upon involuntary termination by the Company in the event of a Company-wide lay-off, departmental reorganization or significant restructuring of an individual's job duties, or following a change of control. The severance plan protects the Company by providing a standard policy for severance rights to members of the executive management team and ensures that we have consistency and parity among the executive management team upon the occurrence of such events. We believe the plan also assures stockholders that the Company will have the continued dedication and objectivity of the executives, notwithstanding the possibility or occurrence of a restructuring or change of control.

        Change of control is defined as: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets to any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended), entity or group of persons acting in concert; (ii) any "person" or group of persons becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 35% or more of the total voting power represented by the Company's then outstanding voting securities; (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such merger or consolidation; or (iv) a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members.

        In the event of an involuntary termination (other than for "Cause") or voluntary termination within 12 months following a change of control, executives will be entitled to severance payments consisting of: (i) continuing payments at a rate equal to his base salary rate, as then in effect, for a period of 12 months from the date of such termination, to be paid periodically in accordance with the Company's normal payroll policies; (ii) all expense reimbursements and any other benefits due to the executive through the date of termination of employment in accordance with established Company plans and policies applicable to the executive; (iii) Company-paid coverage for a period of 12 months for the executive and the executive's eligible dependents under the Company's health benefit plans (or, at the Company's option, coverage under a separate plan); (iv) all of the executive's outstanding stock options (or other rights to purchase common stock of the Company), stock appreciation rights, restricted stock, restricted stock units, or performance shares, (collectively "Equity Compensation") on the termination date, have their vesting accelerated as to 30 months of additional vesting, with post-termination exercisability as specified in the applicable Equity Compensation agreement; and (v) such other compensation or benefits from the Company as may be available under Company benefit plans.

        The Severance Plan also provides the foregoing benefits for members of the executive management team who are involuntarily terminated (other than for "Cause"), other than within 12 months following a change in control, with the exception that the vesting of any unvested Equity Compensation is 12 months. In the event of an executive's death or disability, the executive or his/her estate will receive six months of base salary, six months of benefits coverage, and any other compensation or benefit as required by law.

Total Compensation

        The Compensation Committee believes it is fulfilling the Company's compensation objectives and in particular, rewarding members of the executive management team in a manner that supports our strong pay-for-performance philosophy. Executive compensation is tied directly to the Company's performance and is structured to ensure that there is an appropriate balance between our long-term and short-term performance, and also a balance between our operational performance and stockholder return. The average total pay position for the Named Executive Officers in 2009 was between the 25th and 75th percentiles of the peer group. Our fiscal year 2009 Company performance relative to this same peer group approximated or exceeded the 65th percentile with respect to the following quantifiable measures: a) revenue growth over the last fiscal year, b) GAAP operating income growth over the last fiscal year, and c) free cash flow per share. This analysis excluded results from our former subsidiary MicroEdge, Inc., which we sold in 2009. Based on our record of strong performance relative to industry peers and the stated compensation objectives, management and the Compensation Committee believes the average target pay positions relative to market are reasonable and appropriate.

Equity Grant Practices

        The Compensation Committee approves all equity grants to our executive management team. Beginning in 2008, the Company adopted a policy to award our annual merit equity grants to all existing employees only during open trading windows. Additionally, all equity grants will be awarded on the 10th business day of the month. In 2009, the annual merit equity grants for both the executive management team and employees were awarded on May 14, 2009. The Compensation Committee selected the May date for the annual merit equity grant because it coincides with the merit equity grants for all employees, which is timed to follow our annual performance and potential review cycle in the first quarter. Further, the Committee and our Board believe it is a better practice to approve grants made to members of the executive management team during a regular meeting, so that the Compensation Committee members can deliberate our CEO's and other executive management team members' compensation arrangements.

        The Compensation Committee has created a sub-committee consisting of our CEO for the purpose of making new hire, promotion and specific retention grants to our employees that are not part of the executive management team. Grants approved by the CEO must be made subject to an annual equity pool and guidelines approved by the Compensation Committee, and the CEO and Human Resources Department are required to provide quarterly tracking updates to the Compensation Committee regarding equity usage. The grant date for new hire awards is the 10th business day of the month following the date of hire.

Tax Considerations

        We believe it is in our best interest, to the extent practical, to have compensation to our executive management team be fully deductible under Section 162(m) of the Internal Revenue Code. Section 162(m) generally provides that publicly-held companies may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. Compensation that is "performance-based" compensation within the meaning of the Code does not count toward the $1 million limit.

        We have taken steps to ensure that payments to members of the executive management team under the Corporate Bonus and equity compensation programs meet the Section 162(m) requirements, where feasible. The Compensation Committee retains the discretion to provide compensation that potentially may not be fully deductible to reward performance and/or enhance retention. Stock options granted under our 2002 Stock Plan and stock settled stock appreciation rights granted under our 2002 Stock Plan meet the requirement of 162(m). Currently our bonus plan does not meet the requirements because it is not shareholder approved. Likewise, restricted stock units do not meet the performance requirement under 162(m). Executive pay at Advent has historically not exceeded the annual compensation deduction limit of Section 162(m), and all of our Named Executive Officer's compensation was within the $1 million limit in 2009.

SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation for fiscal 2009, 2008 and 2007 of our Principal Executive Officer, Principal Financial Officer and our three other most highly compensated Named Executive Officers.

		Annual Compensation

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Stephanie G. DiMarco(5)	2009	452,400	—	—	290,000	40,958	783,358
Chief Executive Officer	2008	443,750	83,604	255,543	275,000	42,884	1,100,781
	2007	412,525	—	—	275,000	43,179	730,704

James S. Cox(6)
Senior Vice President and Chief	2009	228,950	206,763	446,328	175,000	25,981	1,083,022
Financial Officer

David P.F. Hess Jr.	2009	320,000	106,953	628,203	285,000	21,505	1,361,661
President	2008	277,550	75,252	229,989	180,000	40,359	803,150
	2007	263,725	139,275	243,250	175,000	36,965	858,215

Lily S. Chang	2009	317,400	71,302	196,568	210,000	28,008	823,278
Executive Vice President and Chief	2008	311,250	75,252	229,989	170,000	29,430	815,921
Technology Officer	2007	295,200	139,275	243,250	175,000	26,509	879,234

John P. Brennan(7)	2009	227,400	71,950	195,056	130,000	11,928	636,334
Senior Vice President, Human	2008	225,000	31,362	95,829	110,000	12,658	474,849
Resources	2007	225,000	77,994	136,220	118,000	12,205	569,419

(1)
Stock awards consist of RSUs. Stock awards are valued based on the closing price of the stock on the date of grant multiplied by the number of shares awarded.

(2)
Option awards consist of SAR awards, which are valued based on aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, "Compensation-Stock Compensation." The assumptions and estimates are explained in Note 11 to the Company's consolidated financial statements for the fiscal year ended December 31, 2009, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2010.

(3)
Amounts consist of bonuses earned for services rendered in fiscal 2009, 2008 and 2007 under the 2009, 2008 and 2007 Executive Short-Term Incentive Plan, respectively, and paid in February 2010, 2009 and 2008, respectively.

(4)
All other compensation primarily consists of premiums paid for life insurance where the Company is not the beneficiary, compensation for sales achievement (president's council), matching contributions made by Advent under the tax-qualified 401(k) Plan, which provides for broad-based employee participation, and amounts paid for health care, parking benefits and health club membership dues.

Name	Fiscal Year	Health Insurance ($)	President's Council ($)	401(k) Matching Contribution ($)	Parking ($)	Miscellaneous ($)	Total ($)

Stephanie G. DiMarco	2009	17,283	13,416	9,800	—	459	40,958
	2008	16,462	14,228	9,200	2,400	594	42,884
	2007	14,335	17,030	9,000	2,400	414	43,179

James S. Cox	2009	17,064	—	8,575	—	342	25,981

David P.F. Hess Jr.	2009	11,498	—	9,800	—	207	21,505
	2008	11,041	14,228	9,200	2,400	3,490	40,359
	2007	9,982	14,380	9,000	2,400	1,203	36,965

Lily S. Chang	2009	16,840	—	9,800	—	1,368	28,008
	2008	16,462	—	9,200	2,400	1,368	29,430
	2007	14,335	—	9,000	2,400	774	26,509

John P. Brennan	2009	1,534	—	9,800	—	594	11,928
	2008	1,614	—	8,050	2,400	594	12,658
	2007	1,516	—	7,875	2,400	414	12,205

(5)
Ms. DiMarco waived her equity award compensation for fiscal 2009.

(6)
Effective September 9, 2009, Mr. Cox was promoted to Senior Vice President and Chief Financial Officer.

(7)
Effective February 12, 2009, Mr. Brennan was promoted to Senior Vice President.

GRANTS OF PLAN-BASED AWARDS

        The following table shows all plan-based awards granted to the Named Executive Officers during fiscal 2009.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)						Grant Date Fair Value of Stock and Option Awards ($)(7)
					All Other Stock Awards: Number Of Shares of Stock or Units (#)(5)	All Other Option Awards: Number Of Securities Underlying Options (#)(6)
							Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)

Stephanie G. DiMarco(8)	—	—	275,000	550,000	—	—	—	—

James S. Cox	05/14/09	—	—	—	1,800	—	—	58,338
	05/14/09	—	—	—	—	10,500	32.41	158,766
	09/15/09	—	—	—	3,750	—	—	148,425
	09/15/09	—	—	—	—	17,500	39.58	287,562
		—	130,000	260,000	—	—	—	—

David P.F. Hess Jr.	01/15/09	—	—	—	—	30,000	21.13	333,351
	05/14/09	—	—	—	—	19,500	32.41	294,852
	05/14/09	—	—	—	3,300	—	—	106,953
		—	225,000	450,000	—	—	—	—

Lily S. Chang	05/14/09	—	—	—	2,200	—	—	71,302
	05/14/09	—	—	—	—	13,000	32.41	196,568
		—	160,000	320,000	—	—	—	—

John P. Brennan	05/14/09	—	—	—	2,220	—	—	71,950
	05/14/09	—	—	—	—	12,900	32.41	195,056
		—	100,000	200,000	—	—	—	—

(1)
These amounts represent awards payable under the 2009 Executive Short-Term Incentive Plan. Actual amounts paid under the 2009 Executive Short-Term Incentive Plan are disclosed in the Summary Compensation Table.

(2)
The threshold amounts represent the minimum payouts if both business performance and individual performance are below target levels.

(3)
The target amounts represent the potential payout if both business performance and individual performance are at target levels.

(4)
The maximum amounts represents the maximum payouts under the 2009 Executive Short-Term Incentive Plan.

(5)
Represents grants of RSUs.

(6)
Represents grants of SARs.

(7)
The value of a stock or option award is based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718.

(8)
The individual maximum award is equal to 200% of target bonus; however, Ms. DiMarco requested to have her bonus capped at just above 105% of target.

OUTSTANDING EQUITY AWARDS

        The following table summarizes all outstanding equity awards held by the Named Executive Officers at the end of fiscal 2009.

	Option Awards					Stock Awards
Name	Option Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock that have not Vested (#)(2)	Market Value of Shares or Units of Stock that have not Vested ($)(3)

Stephanie G. DiMarco	10/17/03(4)	100,000	—	18.96	10/17/13		—	—
	01/02/04(5)	200,000	—	18.16	01/02/14		—	—
	01/28/05(1)	112,998	2,002	18.25	01/28/15		—	—
	03/14/06(1)	76,125	25,375	28.18	03/14/16		—	—
	05/14/08(1)	4,433	9,567	41.76	05/14/18		—	—
		—	—	—	—	03/14/06	7,250	295,293
		—	—	—	—	05/14/08	2,002	81,541

Total		493,556	36,944				9,252	376,834

James S. Cox	07/17/06(1)	2,417	1,583	30.96	07/17/16		—	—
	02/14/07(1)	1,417	1,083	37.14	02/14/17		—	—
	05/14/08(1)	728	1,572	41.76	05/14/18		—	—
	07/15/08(1)	4,250	10,750	33.99	07/15/18		—	—
	08/14/08(1)	1,333	3,667	48.01	08/14/18		—	—
	05/14/09(1)	—	10,500	32.41	05/14/19		—	—
	09/15/09(1)	—	17,500	39.58	09/15/19		—	—
		—	—	—	—	07/16/06	833	33,928
		—	—	—	—	02/14/07	625	25,456
		—	—	—	—	05/14/08	1,150	46,840
		—	—	—	—	05/14/09	1,800	73,314
		—	—	—	—	09/15/09	3,750	152,738

Total		10,145	46,655				8,158	332,275

David P.F. Hess Jr.	10/17/03(6)	22,970	—	18.96	10/17/13		—	—
	01/09/04(1)	10,000	—	20.76	01/09/14		—	—
	10/04/04(1)	27,654	—	18.06	10/04/14		—	—
	03/14/06(1)	37,500	12,500	28.18	03/14/16		—	—
	02/14/07(1)	9,917	7,583	37.14	02/14/17		—	—
	05/14/08(1)	3,990	8,610	41.76	05/14/18		—	—
	01/15/09(1)	—	30,000	21.13	01/15/19		—	—
	05/14/09(1)	—	19,500	32.41	05/14/19		—	—
		—	—	—	—	03/14/06	3,571	145,447
		—	—	—	—	02/14/07	1,875	76,369
		—	—	—	—	05/14/08	1,802	73,395
		—	—	—	—	05/14/09	3,300	134,409

Total		112,031	78,193				10,548	429,620

Lily S. Chang	03/01/01(1)	75,000	—	39.13	03/01/11		—	—
	01/28/05(1)	2,666	667	18.25	01/28/15		—	—
	03/14/06(1)	20,625	6,875	28.18	03/14/16		—	—
	02/14/07(1)	9,917	7,583	37.14	02/14/17		—	—
	05/14/08(1)	3,990	8,610	41.76	05/14/18		—	—
	05/14/09(1)	—	13,000	32.41	05/14/19		—	—
		—	—	—	—	03/14/06	1,964	79,994
		—	—	—	—	02/14/07	1,875	76,369
		—	—	—	—	05/14/08	1,802	73,395
		—	—	—	—	05/14/09	2,200	89,606

Total		112,198	36,735				7,841	319,364

John P. Brennan	03/15/04(1)	75,000	—	17.56	03/15/14		—	—
	01/28/05(1)	24,583	417	18.25	01/28/15		—	—
	03/14/06(1)	13,500	4,500	28.18	03/14/16		—	—
	02/14/07(1)	5,553	4,247	37.14	02/14/17		—	—
	05/14/08(1)	1,663	3,587	41.76	05/14/18		—	—
	05/14/09(1)	—	12,900	32.41	05/14/19		—	—
		—	—	—	—	03/14/06	1,285	52,338
		—	—	—	—	02/14/07	1,050	42,767
		—	—	—	—	05/14/08	751	30,588
		—	—	—	—	05/14/09	2,220	90,421

Total		120,299	25,651				5,306	216,113

(1)
The following table provides information regarding the vesting date for each of the stock option and SAR grants. Grants made prior to February 1, 2009 vest 20% on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the ensuing 48 months. Grants made after Febuary 1, 2009 vest 25% on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the ensuing 36 months.

Option Award Grant Date	First Anniversay of Grant Date	Fully Vested Date
3/1/2001	3/1/2002	3/1/2006
10/17/2003	10/17/2004	10/17/2008
1/2/2004	1/2/2005	1/2/2009
1/9/2004	1/9/2005	1/9/2009
3/15/2004	3/15/2005	3/15/2009
10/4/2004	10/4/2005	10/4/2009
1/28/2005	1/28/2006	1/28/2010
3/14/2006	3/14/2007	3/14/2011
7/17/2006	7/17/2007	7/17/2011
2/14/2007	2/14/2008	2/14/2012
5/14/2008	5/14/2009	5/14/2013
7/15/2008	7/15/2009	7/15/2013
8/14/2008	8/14/2009	8/14/2013
1/15/2009	1/15/2010	1/15/2014
5/14/2009	5/14/2010	5/14/2013
9/15/2009	9/15/2010	9/15/2013
(2)
Represents grants of RSUs which vest over a four-year period with 50% of the shares vesting two years after the date of grant and 50% vesting four years after the date of grant. The shares will be converted on a one-to-one basis into shares of Advent common stock immediately upon vesting.

(3)
Value is based on the closing price of Advent common stock of $40.73 on December 31, 2009, as reported on the Nasdaq Global Select Market.

(4)
On October 17, 2003, options to purchase 100,000 shares were granted to Ms. DiMarco. 50,000 of these options vest in equal monthly installments over the next 60 months after the date of grant and fully vested on October 17, 2008. The remaining 50,000 of options vested on March 31, 2004.

(5)
On January 2, 2004, options to purchase 200,000 shares were granted to Ms. DiMarco. These options fully vested on January 2, 2006.

(6)
On October 17, 2003, options to purchase 25,000 shares were granted to Mr. Hess. These options vested in equal monthly installments over the next 60 months after the date of grant and fully vested on October 17, 2008.

OPTION EXERCISES AND STOCK VESTED

        The following table summarizes all equity awards exercised or vested and value realized by Advent's Named Executive Officers during fiscal 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)

Stephanie G. DiMarco	—	—	—	—

James S. Cox	—	—	625	18,156

David P.F. Hess Jr.	10,381	215,586	1,875	54,469

Lily S. Chang	112,007	1,704,039	1,875	54,469

John P. Brennan	—	—	1,050	30,503

(1)
The value realized equals the difference between the option award exercise price and the fair market value of Advent common stock on the date of exercise, multiplied by the number of shares for which the option award was exercised.

(2)
The value realized was calculated by multiplying the number of shares of stock vested by the fair market value of the underlying shares on the vesting date.

PENSION BENEFITS

        Advent's Named Executive Officers received no benefits in fiscal 2009 from Advent under defined pension or defined contribution plans other than the tax qualified 401(k) Plan.

NONQUALIFIED DEFERRED COMPENSATION

        Advent's Named Executive Officers received no benefits in fiscal 2009 from Advent under nonqualified deferred compensation plans.

POTENTIAL PAYMENT UPON TERMINATION OR CHANGE-IN-CONTROL

        The table below summarizes the estimated value of severance and change-of-control benefits for each of the Named Executive Officers as of December 31, 2009 under the Advent Executive Severance Plan (filed as Exhibit 10.13 to the Company's Annual Report on Form 10-K for the year ended December 31, 2005). The actual amount to be paid out can only be determined at the time of such executive's separation from the Company:

Name	Payment Trigger Event	Salary Severance(1)	Benefits/Perquisites(2)	Equity Acceleration(3)	Total Value

	Voluntary Termination	$0	$0	$0	$0

	Termination for Cause	$0	$0	$0	$0

	Involuntary Termination Unrelated to Change-of-Control	$452,400	$22,103	$635,833	$1,110,336

Stephanie G.	Involuntary Termination Related to Change-of-Control	$452,400	$22,103	$740,295	$1,214,798

DiMarco	Change of Control Only	$0	$0	$0	$0

	Death	$226,200	$11,052	$0	$237,252

	Disability	$226,200	$11,052	$0	$237,252

	Retirement	$0	$0	$0	$0

	Voluntary Termination	$0	$0	$0	$0

	Termination for Cause	$0	$0	$0	$0

	Involuntary Termination Unrelated to Change-of-Control	$317,400	$22,103	$256,082	$595,585

Lily S.	Involuntary Termination Related to Change-of-Control	$317,400	$22,103	$486,429	$825,932

Chang	Change of Control Only	$0	$0	$0	$0

	Death	$158,700	$11,052	$0	$169,752

	Disability	$158,700	$11,052	$0	$169,752

	Retirement	$0	$0	$0	$0

	Voluntary Termination	$0	$0	$0	$0

	Termination for Cause	$0	$0	$0	$0

	Involuntary Termination Unrelated to Change-of-Control	$320,000	$14,240	$609,823	$944,063

David P.F.	Involuntary Termination Related to Change-of-Control	$320,000	$14,240	$1,073,371	$1,407,612

Hess Jr.	Change of Control Only	$0	$0	$0	$0

	Death	$160,000	$7,120	$0	$167,120

	Disability	$160,000	$7,120	$0	$167,120

	Retirement	$0	$0	$0	$0

	Voluntary Termination	$0	$0	$0	$0

	Termination for Cause	$0	$0	$0	$0

	Involuntary Termination Unrelated to Change-of-Control	$227,400	$31	$171,676	$399,107

John P.	Involuntary Termination Related to Change-of-Control	$227,400	$31	$334,725	$562,156

Brennan	Change of Control Only	$0	$0	$0	$0

	Death	$113,700	$15	$0	$113,715

	Disability	$113,700	$15	$0	$113,715

	Retirement	$0	$0	$0	$0

	Voluntary Termination	$0	$0	$0	$0

	Termination for Cause	$0	$0	$0	$0

	Involuntary Termination Unrelated to Change-of-Control	$260,000	$21,816	$129,999	$411,815

James S.	Involuntary Termination Related to Change-of-Control	$260,000	$21,816	$370,336	$652,152

Cox	Change of Control Only	$0	$0	$0	$0

	Death	$130,000	$10,908	$0	$140,908

	Disability	$130,000	$5,454	$0	$135,454

	Retirement	$0	$0	$0	$0

(1)
Executives receive 12 months of salary for any involuntary termination (unrelated and related to change-of-control). Payments are made monthly over the relevant twelve-month period subject to the individual signing of a release of claims in favor of the Company. Executives receive 6 months salary for termination due to death or disability. Payments are made monthly over the relevant six-month period.

(2)
Represents Company portion of healthcare premium. Executives receive 12 months of healthcare continuation for any involuntary termination and 6 months of healthcare coverage for termination due to death or disability.

(3)
Executives receive 12 months vesting acceleration on outstanding equity awards for involuntary termination unrelated to a change-of-control and 30 months vesting acceleration for termination related to a change of control. Calculations are based on outstanding equity awards as of December 31, 2009 and a year-end stock price of $40.73. In addition, our equity plans provide that outstanding equity awards fully vest in the event of a change-of-control where the acquirer does not assume or substitute for outstanding awards. In the event of accelerated vesting because of non-assumption of outstanding equity awards in connection with a change-in-control, the Executives would receive accelerated vesting of equity awards with an intrinsic value of $740,295 for Ms. DiMarco, $556,026 for Ms. Chang, $1,363,958 for Mr. Hess, $404,537 for Mr. Brennan and $531,583 for Mr. Cox (assuming a December 31, 2009 transaction date and a per share transaction price of $40.73).

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes as of December 31, 2009, the number of outstanding equity awards granted to employees, directors and non-employees, as well as the number of equity awards remaining available for future issuance, under the Company's compensation plans:

(c)
	(a)		Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	Number of securities to be issued upon exercise of outstanding options and stock appreciation rights	(b)
Weighted-average exercise price of outstanding options and stock appreciation rights

Equity compensation plans approved by security holders	4,625,802(1)(2)	$29.15(3)	3,759,631(4)

Equity compensation plans not approved by security holders(5)	3,517	$18.89	—

Total	4,629,319(1)(2)	$29.14(3)	3,759,631(4)

(1)
Includes 684,742 shares of common stock subject to RSUs that will entitle each holder to the issuance of one share of common stock for each unit that generally vest over four years. Also, includes 1,869,150 shares of SARs. A SAR is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. Grants of SARs made prior to February 1, 2009 vest 20% on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the ensuing 48 months. Grants of SARs made after Febuary 1, 2009 vest 25% on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the ensuing 36 months. Upon exercise, SARs will be settled in shares of Advent common stock.

(2)
Excludes purchase rights accruing under the 2005 Employee Stock Purchase Plan ("2005 ESPP").

(3)
Calculated without taking into account 684,742 shares of common stock subject to outstanding RSUs that will become issuable as those units vest, without any cash consideration or other payment required for such shares.

(4)
Includes 1,214,282 shares available for future issuance under the 2005 ESPP.

(5)
Amounts correspond to Advent's 1998 Non-statutory Stock Option Plan, described below.

        Our 1998 Non-statutory Stock Option Plan, which was not subject to stockholder approval, was adopted in 1998. On February 26, 2007, the Board terminated the 1998 Non-Statutory Stock Option Plan. This plan permitted the grant of options to purchase up to 300,000 shares to be granted to eligible employees. Officers and members of the Board of Directors were not eligible to participate in this plan. The plan was intended to help the Company attract and retain outstanding individuals in order to promote the Company's success. Only non-statutory stock options were able to be granted under the plan. The plan was administered by the Board of Directors. See Note 11 of Notes to Consolidated Financial Statements, contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, for a further description of the terms of the plan.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth the beneficial ownership of Common Stock of the Company as of April 9, 2010 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's directors or nominees for director; (iii) the Company's Chief Executive Officer and each of the Named Executive Officers in the Summary Compensation Table on page 49 hereof; and (iv) all directors and Named Executive Officers of the Company as a group.

5% Stockholders, Directors and Officers	Shares Beneficially Owned(1)	Percentage Beneficially Owned(1)(2)
5% Stockholders
SPO Advisory Corp.(3)(4)	7,856,100	30.5
591 Redwood Highway, Suite 3215
Mill Valley, CA 94941
Clearbridge Advisors, LLC (A Legg Mason Company)(3)	2,121,930	8.2
620 8th Avenue
New York, NY 10018
Stephanie G. DiMarco(5)	2,121,854	8.2
c/o Advent Software, Inc.
600 Townsend Street
San Francisco, CA 94103
BAMCO Inc.(3)	1,480,525	5.7
767 Fifth Avenue
New York, NY 10153
All 5% stockholders as a group	13,580,409	52.7

Directors and Named Officers
John H. Scully(6)	7,946,700	30.8
Stephanie G. DiMarco(5)(17)	2,121,854	8.2
A. George Battle(7)	46,140	*
James D. Kirsner(8)	58,640	*
Christine S. Manfredi(9)	2,874	*
James P. Roemer(10)	47,640	*
Wendell G. Van Auken(11)	88,140	*
James S. Cox(12)(17)	5,015	*
David P.F. Hess Jr.(13)(17)	83,880	*
Lily S. Chang(14)(17)	368,576	1.4
John P. Brennan(15)(17)	108,962	*
All directors and named executive officers as a group (11 persons)(16)	10,878,422	42.2

*
Less than 1%

(1)
The number and percentage of shares beneficially owned is determined under the rules of the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of April 9, 2010 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers) with respect to the shares shown as beneficially owned.

(2)
The total number of shares of the Company's common stock outstanding as of April 9, 2010 was 25,783,019.

(3)
This information was obtained from filings made with the SEC pursuant to Sections 13(d), 13(f) or 13(g) of the Exchange Act.

(4)
7,211,400 of the shares of common stock are owned directly by SPO Partners II, LP and indirectly by SPO Advisory Parters, LP in its capacity as the sole general partner of SPO Partners and SPO Advisory Corp., in its capacity as the sole general partner of SPO Advisory. 644,700 of the shares of common stock are owned directly by San Francisco Partners II, LP and indirectly by SF Advisory Partners, LP in its capacity as the sole general partner of SF Partners LP and SPO Advisory Corp., in its capacity as the sole general partner of SF Advisory Partners.

(5)
Ms. DiMarco is the Chief Executive Officer of the Company. Share amounts include 1,517,084 shares of common stock held in the name of DiMarco/Harleen Revocable Living Trust, 154,827 shares of common stock held in the name of DiMarco/Harleen 1996 Charitable Trust and 2,552 shares held in the Pauline DiMarco Irrevocable Trust in which Stephanie DiMarco and James Harleen disclaim beneficial ownership. In addition, share amount includes options to purchase 415,000 shares of common stock and SARs to acquire 32,391 shares of common stock exercisable within sixty days of April 9, 2010.

(6)
Includes 7,856,100 shares owned indirectly and beneficially by SPO Advisory Corp., a company in which Mr. Scully serves as a managing director and options to purchase 60,000 shares of common stock exercisable by Mr. Scully within 60 days of April 9, 2010. 7,211,400 of the shares of common stock are owned directly by SPO Partners II, LP, and indirectly and beneficially by SPO Advisory Partners, LP in its capacity as the sole general partner of SPO Partners and SPO Advisory Corp., in its capacity as the sole general partner of SPO Advisory. 644,700 of the shares of common stock are owned directly by San Francisco Partners II, LP and, indirectly and beneficially by SF Advisory Partners, LP in its capacity as the sole general partner of SF Partners LP and SPO Advisory Corp., in its capacity as the sole general partner of SF Advisory Partners. In addition, Mr. Scully has the sole power to vote or to direct the disposition of 200 shares owned by the John H. Scully Individual Retirement Accounts, which are self-directed individual retirement accounts and 30,400 shares owned by the Phoebe Snow Foundation Inc., for which Mr. Scully is the controlling person, sole director and executive officer.

(7)
Share amount includes 8,600 shares of common stock and options to purchase 32,000 shares of common stock and SARs to acquire 5,540 shares of common stock exercisable within sixty days of April 9, 2010.

(8)
Share amount includes 11,100 shares held by the Kirsner Family Trust and options to purchase 42,000 shares of common stock and SARs to acquire 5,540 shares of common stock exercisable within sixty days of April 9, 2010.

(9)
Share amount includes 1,000 shares of common stock and SARs to acquire 1,874 shares of common stock that are exercisable within sixty days of April 9, 2010.

(10)
Share amount includes 15,600 shares of common stock and options to purchase 26,500 shares of common stock and SARs to acquire 5,540 shares of common stock exercisable within sixty days of April 9, 2010.

(11)
Share amount includes 12,600 shares held by the Wendell G. & Ethel S. Van Auken Trust, 8,000 shares held by Van Auken Charitable, 8,000 shares held by Dog Hill Partners LP, and options to purchase 54,000 shares of common stock and SARs to acquire 5,540 shares of common stock exercisable within sixty days of April 9, 2010.

(12)
Share amount includes 1,636 common shares held directly and SARs to acquire 3,379 shares of common stock that are exercisable within sixty days of April 9, 2010.

(13)
Share amount includes 4,766 common shares held directly and options to purchase 55,279 shares of common stock and SARs to acquire 23,835 shares of common stock exercisable within sixty days of April 9, 2010.

(14)
Share amount includes 202 common shares held directly, 5,250 common shares held by the Lily S. Chang Charitable Remainder Trust and 272,769 common shares held by the Lily S. Chang Trust. In addition, share amount includes options to purchase 78,333 shares of common stock and SARs to acquire 12,022 shares of common stock exercisable within sixty days of April 9, 2010.

(15)
Share amount includes 1,068 common shares held directly and options to purchase 100,000 shares of common stock and SARs to acquire 7,894 shares of common stock exercisable within sixty days of April 9, 2010.

(16)
Share amount includes options to purchase 863,112 shares of common stock exercisable within sixty days of April 9, 2010.

(17)
As of April 9, 2010, the Named Executive Officers listed below each held SARs. A SAR is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant and vests over four or five years. Upon exercise, SARs will be settled in shares of Advent common stock. Before taxes, the number of shares of common stock issuable from in-the-money SARs exercisable within sixty days of April 9, 2010 for the Named Executive Officers listed below was as follows:

Name	Number of SARs Exercisable within 60 days of 4/9/10	Exercise Price	Common Stock Fair Market Value as of 4/9/10	Total Appreciation	Number of Shares of Common Stock Issuable from SARs Exercisable within 60 days of 4/9/10
Stephanie G. DiMarco	84,583	$28.18	$45.29	$1,447,215	31,955
	5,600	$41.76	$45.29	$19,768	436
James S. Cox	2,625	$32.41	$45.29	$33,810	747
	5,500	$33.99	$45.29	$62,150	1,372
	920	$41.76	$45.29	$3,248	72
	1,625	$37.14	$45.29	$13,244	292
	2,833	$30.96	$45.29	$40,597	896
David P.F. Hess Jr.	4,875	$32.41	$45.29	$62,790	1,386
	8,000	$21.13	$45.29	$193,280	4,268
	5,040	$41.76	$45.29	$17,791	393
	11,375	$37.14	$45.29	$92,706	2,047
	41,667	$28.18	$45.29	$712,922	15,741
Lily S. Chang	3,250	$32.41	$45.29	$41,860	924
	5,040	$41.76	$45.29	$17,791	393
	11,375	$37.14	$45.29	$92,706	2,047
	22,917	$28.18	$45.29	$392,110	8,658
John P. Brennan	3,225	$32.41	$45.29	$41,538	917
	2,100	$41.76	$45.29	$7,413	164
	6,370	$37.14	$45.29	$51,916	1,146
	15,000	$28.18	$45.29	$256,650	5,667

 POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY INFORMATION

        The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Advent's preference to avoid related party transactions.

        Advent's Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. For purposes of this section, "related person" and "transaction" have the meanings contained in Item 404 of Regulation S-K.

        The individuals and entities that are considered "related persons" include:

  1.
  Directors, nominees for director and the executive management team of the Company;

  2.
  Any person known to be the beneficial owner of five percent or more of the Company's common stock (a "5% Stockholder"); and

  3.
  Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, members of the executive management team and 5% Stockholder.

        In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to Advent's Code of Business Ethics and Conduct. Under the Code of Business Ethics and Conduct, directors, officers and all employees are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Under Advent's Corporate Governance Principles, the Corporate Governance and Nominating Committee considers questions of possible conflicts of interest of directors and members of the executive management team and approves or prohibits any involvement of directors or members of the executive management team in matters that may involve a conflict of interest or corporate opportunity. Under the Principles, directors must recuse themselves from any board meeting when the Board is considering a transaction in which the director has a financial or other material interest.

        Related party transactions are disclosed in Advent's applicable filings with the Securities and Exchange Commission as required under SEC rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2009, there have not been any transactions, nor are there any currently proposed transactions, in which Advent was or is to be a participant, the amount involved exceeded $120,000, and any related person had or will have a material direct or indirect interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act ("Section 16(a)") requires the directors and certain officers of the Company, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

        Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that all Forms required for such persons were filed, the Company believes that during 2009 all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with.

 AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

        The Company is making its 2009 Annual Report, which also contains the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (not including documents incorporated by reference), available to stockholders on the Internet at http://materials.proxyvote.com/007974. The Company will also provide copies of its 2009 Annual Report to registered stockholders. Additional copies of the Company's 2009 Annual Report are available without charge to stockholders upon written request to the Corporate Secretary, Advent Software Inc., 600 Townsend Street, Suite 500 San Francisco, California 94103. You may review the Company's filings with the Securities and Exchange Commission by visiting the Company's Investor Relations website at www.advent.com.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the meeting.

        Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the postage-paid return envelope provided. Beneficial owners also have the option to vote your shares via the Internet. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ RANDALL COOK Randall Cook Vice President, General Counsel & Secretary

San Francisco, California
April 16, 2010

APPENDIX A

ADVENT SOFTWARE, INC.

2002 STOCK PLAN

(as amended and restated effective as of May 18, 2005)
(as amended and restated effective as of April 1, 2008)
(as amended and restated effective as of April 1, 2009)
(as amended and restated effective as of April 1, 2010)

        1.    Purposes of the Plan.    The purposes of this Plan are:

  •
  to attract and retain the best available personnel for positions of substantial responsibility,

  •
  to provide additional incentive to Employees, Directors and Consultants, and

  •
  to promote the success of the Company's business.

        The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)   "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b)   "Affiliated SAR" means a SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

          (c)   "Applicable Laws" means the requirements relating to the administration of equity based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (d)   "Award" means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

          (e)   "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          (f)    "Board" means the Board of Directors of the Company.

          (g)   "Cash Position" means as to any Performance Period, the Company's level of cash and cash equivalents.

          (h)   "Change in Control" means the occurrence of any of the following events:

              (i)  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;

             (ii)  The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

            (iii)  A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

            (iv)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

          (i)    "Code" means the Internal Revenue Code of 1986, as amended.

          (j)    "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (k)   "Common Stock" means the common stock of the Company.

          (l)    "Company" means Advent Software, Inc., a Delaware corporation.

          (m)  "Consultant" means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (n)   "Director" means a member of the Board.

          (o)   "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (p)   "Earnings Per Share" means as to any Performance Period, the Company's or a business unit's Net Income, divided by a weighted average number of Common Stock outstanding and dilutive common equivalent shares deemed outstanding.

          (q)   "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (r)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (s)   "Exchange Program" means a program established by the Administrator under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii).

          (t)    "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or a national market system, The NASDAQ including without limitation The NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (u)   "Fiscal Year" means the fiscal year of the Company.

          (v)   "Freestanding SAR" means a SAR that is granted independently of any Option.

          (w)  "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (x)   "Individual Objectives" means as to a Participant for any Performance Period, the objective and measurable goals set by a process and approved by the Administrator (in its discretion).

          (y)   "Net Income" means as to any Performance Period, the Company's or a business unit's income after taxes.

          (z)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (aa) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (bb) "Operating Cash Flow" means as to any Performance Period, the Company's or a business unit's sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

          (cc) "Operating Income" means as to any Performance Period, the Company's or a business unit's income from operations but excluding any unusual items.

          (dd) "Option" means a stock option granted pursuant to the Plan.

          (ee) "Optioned Stock" means the Common Stock subject to an Award.

          (ff)  "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

          (gg) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (hh) "Participant" means the holder of an outstanding Award, which shall include an Optionee.

          (ii)   "Performance Period" means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

          (jj)   "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Earnings Per Share, (c) Individual Objectives, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, (j) Revenue, and (k) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Plan

  Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participant. "Determination Date" means the latest possible date that will not jeopardize an Award's qualification as performance-based compensation under Section 162(m) of the Code. Notwithstanding the previous sentence, for Awards not intended to qualify as performance-based compensation, "Determination Date" shall mean such date as the Administrator may determine in its discretion. For example (but not by way of limitation), the Administrator may determine that the measures for one or more Performance Goals shall be based upon the Company's pro-forma results and/or results in accordance with generally accepted accounting principles.

          (kk) "Performance Share" means an Award granted to a Participant pursuant to Section 9.

          (ll)   "Performance Unit" means an Award granted to a Participant pursuant to Section 9.

          (mm)  "Period of Restriction" means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

          (nn) "Plan" means this 2002 Stock Plan, as amended and restated.

          (oo) "Restricted Stock" means an Award of Common Stock pursuant to Section 7 of the Plan.

          (pp) "Restricted Stock Unit" means an Award granted to a Participant pursuant to Section 10.

          (qq) "Return on Assets" means as to any Performance Period, the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets.

          (rr)  "Return on Equity" means as to any Performance Period, the percentage equal to the Company's Net Income divided by average stockholder's equity.

          (ss)  "Return on Sales" means as to any Performance Period, the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by the Company's or the business unit's, as applicable, revenue.

          (tt)  "Revenue" means as to any Performance Period, the Company's or business unit's net sales.

          (uu) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (vv) "Section 16(b)" means Section 16(b) of the Exchange Act.

          (ww)  "Service Provider" means an Employee, Director or Consultant.

         (xx)  "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (yy) "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a SAR.

          (zz) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (aaa)  "Tandem SAR" means a SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

          (bbb)  "Total Shareholder Return" means as to any Performance Period, the total return (change in Share price plus reinvestment of any dividends) of a Share.

        3.    Stock Subject to the Plan.

          (a)    Number of Shares.    Subject to adjustment as provided in Section 13 of the Plan, the maximum number of Shares available for issuance under the Plan shall equal the sum of (i) 3,643,325 Shares, plus an additional increase of 900,000 Shares effective as of April 1, 2008 and approved by stockholders at the 2008 Annual Meeting, plus an additional increase of 1,800,000 Shares effective as of April 1, 2009 and approved by stockholders at the 2009 Annual Meeting, plus an additional increase of 1,500,000 Shares effective as of April 1, 2010 and approved by stockholders at the 2010 Annual Meeting plus (ii) any Shares (not to exceed 1,937,592) that otherwise would have been returned to the 1992 Stock Plan after December 31, 2004 on account of the expiration, cancellation or forfeiture of awards granted under the 1992 Stock Plan, plus (iii) any Shares (not to exceed 92,837) that otherwise would have been returned to the 1998 Stock Plan after December 31, 2004 on account of the expiration, cancellation or forfeiture of awards granted under the 1998 Stock Plan. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an SAR, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares covered by the SAR, not the net number actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Option is exercised. Similarly, if Shares are withheld to satisfy the minimum statutory withholding obligations arising in connection with the vesting, exercise or issuance of any Award (or delivery of the related Shares), such withheld Shares will not be available for future issuance under the Plan.

          (b)    Share Usage.

              (i)  If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock are repurchased by the Company, such Shares shall become available for future grant under the Plan.

             (ii)  Notwithstanding the foregoing and, subject to adjustment provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under paragraph (i) above.

            (iii)  Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units shall reduce the number of Shares available for issuance under the Plan by 1.99 Shares for each Share covered by such Awards. To the extent that a Share that was subject to an Award of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units is recycled back into the Plan under Section 3(b)(i), the Plan shall be credited with 1.99 Shares.

        4.    Administration of the Plan.

          (a)    Procedure.

            (i)    Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

            (ii)    Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

            (iii)    Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv)    Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board, or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b)    Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, at its discretion:

              (i)  to determine the Fair Market Value;

             (ii)  to select the Service Providers to whom Awards may be granted hereunder;

            (iii)  to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

            (iv)  to approve forms of agreement for use under the Plan;

             (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi)  to reduce the exercise price of any SAR or Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such SAR or Option shall have declined since the date the SAR or Option was granted, subject to the provisions of Section 4(c);

           (vii)  to institute an Exchange Program, subject to the provisions of Section 4(c);

          (viii)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

            (ix)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

             (x)  to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

            (xi)  to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

           (xii)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

          (xiii)  to determine whether Awards will be settled in Shares, cash or in any combination thereof; and

          (xiv)  to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)    Exchange Program; Option/SAR Repricing.    Notwithstanding anything in this Plan to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

          (d)    Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

        5.    Eligibility.    Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

        6.    Stock Options.

          (a)    Limitations.

              (i)  Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

             (ii)  No Participant shall be granted, in any Fiscal Year, Options to purchase more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, an Employee may be granted Options to purchase up to an additional 1,000,000 Shares.

            (iii)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

            (iv)  If an Option is cancelled in the same Fiscal Year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled

    Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

          (b)    Term of Option.    The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

          (c)    Option Exercise Price and Consideration.

            (i)    Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

              (A)  In the case of an Incentive Stock Option

                a)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; and

                b)    granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (B)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (C)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

            (ii)    Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

            (iii)    Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

              (A)  cash;

              (B)  check;

              (C)  promissory note;

              (D)  other Shares which, in the case of Shares acquired directly or indirectly from the Company, (x) have been owned by the Participant for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

              (E)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

              (F)  a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant's participation in any Company-sponsored deferred compensation program or arrangement;

              (G)  any combination of the foregoing methods of payment; or

              (H)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

          (d)    Exercise of Option.

            (i)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

            Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (ii)    Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (iii)    Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (iv)    Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following Participant's death. If, at the time of death, Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        7.    Restricted Stock.

          (a)    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants in such amounts as the Administrator, in its sole discretion, shall determine. The Administrator, in its sole discretion, will determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant will receive more than an aggregate of 100,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Shares of Restricted Stock.

          (b)    Restricted Stock Agreement.    Each Award of Restricted Stock shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

          (c)    Transferability.    Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

          (d)    Other Restrictions.    The Restricted Stock Agreement will contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

            (i)    General Restrictions.    The Administrator may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

            (ii)    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

            (iii)    Legend on Certificates.    The Administrator, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Administrator may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

      "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Advent Software, Inc. 2002 Stock Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Advent Software, Inc."

          (e)    Removal of Restrictions.    Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7(d)(iii) removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

          (f)    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

          (g)    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          (h)    Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

        8.    Stock Appreciation Rights.

          (a)    Grant of SARs.    Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

          (b)    Number of Shares.    The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider, provided that during any Fiscal Year, no Participant will be granted SARs covering more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted SARs covering up to an additional 1,000,000 Shares.

          (c)    Exercise Price and Other Terms.    The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR will not be less than one hundred percent

  (100%) of the Fair Market Value of a Share on the grant date. The exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.

          (d)    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

          (e)    Exercise of Affiliated SARs.    An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

          (f)    Exercise of Freestanding SARs.    Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

          (g)    SAR Agreement.    Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

          (h)    Expiration of SARs.    An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement, but not later than ten (10) years from the date of grant. Notwithstanding the foregoing, the rules of Section 6(d)(ii), 6(d)(iii) and 6(d)(iv) also will apply to SARs.

          (i)    Payment of SAR Amount.    Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

              (i)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

             (ii)  The number of Shares with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. Unless the Administrator determines otherwise, SARs for which payment upon exercise is made in cash will comply with the requirements of Section 409A of the Code and the regulations issued thereunder.

        9.    Performance Units and Performance Shares.

          (a)    Grant of Performance Units/Shares.    Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than $2,000,000 and (b) no Participant will receive more than 100,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted up to an additional 250,000 Performance Shares.

          (b)    Value of Performance Units/Shares.    Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

          (c)    Performance Objectives and Other Terms.    The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance objectives must be met will be called the "Performance Period." Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

            (i)    General Performance Objectives.    The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

            (ii)    Section 162(m) Performance Objectives.    For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares will be based on the achievement of Performance Goals. The Performance Goals will be set by the Committee on or before the latest date permissible to enable the Performance Units/Shares to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Committee will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

          (d)    Earning of Performance Units/Shares.    After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

          (e)    Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

          (f)    Cancellation of Performance Units/Shares.    On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

        10.    Restricted Stock Units.    Restricted Stock Units shall consist of Restricted Stock, Performance Share or Performance Unit Awards that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Awards may be paid out to Participants in the form of cash or Shares at the Administrator's discretion. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, (a) no

Participant will receive more than 100,000 Restricted Stock Units. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, the Participant may be granted up to an additional 250,000 Restricted Stock Units.

        11.    Transferability of Awards.    Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. Options may not be transferred to a third party for consideration without the approval of Company stockholders.

        12.    Leaves of Absence.    Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

        13.    Adjustments Upon Changes in Capitalization, Merger or Change in Control.

          (a)    Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the number of shares of Common Stock as well as the price per share of Common Stock covered by each such outstanding Award, and the numerical Share limits in Sections 3, 6, 7(a), 8(b), 9(a) and 10 shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Restricted Stock shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

          (c)    Merger or Change in Control.    In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

        In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise his or her Options or Stock Appreciation Right as to all of the Optioned Stock, including Shares as to which such Awards would not otherwise be vested or exercisable. All restrictions on Restricted Stock and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be as determined by the Board. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or Stock Appreciation Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period.

        For the purposes of this subsection (c), an Award shall be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

        Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant's consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation's post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

        14.    No Effect on Employment or Service.    Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause.

        15.    Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

        16.    Term of Plan.    Subject to Section 21 of the Plan, the amended and restated Plan shall become effective upon the date, in 2010, of its adoption by the Board. It shall continue in effect until 12 February, 2017, unless terminated earlier under Section 17 of the Plan.

        17.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

          (b)    Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

        18.    Conditions Upon Issuance of Shares.

          (a)    Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)    Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        19.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        20.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        21.    Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

APPENDIX B

PROPOSED AMENDMENTS
TO THE
BYLAWS OF ADVENT SOFTWARE, INC.

(I)
Section 2.2 of the Bylaws is hereby amended as follows:

(i)
The second sentence of Section 2.2(a) of the Bylaws is hereby amended and restated in its entirety as follows:

    "Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that the directors shall be elected by the vote of a plurality of the votes cast for the nominees at any meeting for the election of directors where, as of the date that is one day before the date that the corporation first files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected at the meeting; for purposes of this sentence, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director."

  (ii)
  Section 2.2(c)(ii)(1) of the Bylaws is hereby amended as follows:

  (1)
  deleting the word "and" before sub-clause (G) of Section 2.2(c)(ii)(1) of the Bylaws; and

  (2)
  inserting a new clause (H) at the end of Section 2.2(c)(ii)(1) of the Bylaws as follows:

    "(H)    a written statement from each proposed nominee as to whether such proposed nominee, if elected, intends to tender, promptly following such proposed nominee's election or re-election, an irrevocable resignation effective upon such proposed nominee's failure to receive the required vote for re-election at any meeting at which such proposed nominee would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the corporation's Policy of the Board of Directors on Director Elections; and"

  (iii)
  Section 2.2(c)(ii)(3) of the Bylaws is hereby amended and restated in its entirety as follows:

    "(3)    At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the secretary of the corporation (A) that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee as of a date subsequent to the date on which the notice of such person's nomination was given, (B) such other information as may reasonably be required by the corporation to determine the eligibility of such person to serve as a director of the corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee and (C) a written statement from such proposed nominee as to whether such proposed nominee, if elected, intends to tender, promptly following such proposed nominee's election or re-election, an irrevocable resignation effective upon such proposed nominee's failure to receive the required vote for re-election at any meeting at which such proposed nominee would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the corporation's Policy of the Board of Directors on Director Elections; in the absence of the furnishing of such information or statement if requested, such stockholder's nomination shall not be considered in proper form pursuant to this Section 2.2."

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(II)
Section 2.3(c) of the Bylaws is hereby amended as follows:

(i)
The following new sentence is added at the end of Section 2.3(c) of the Bylaws as follows:

    "The voting procedure for any such director election shall be as set forth in the second sentence of Section 2.2(a)."

(III)
Section 2.10 of the Bylaws is hereby amended as follows:

(i)
Section 2.10 of the Bylaws is amended and restated in its entirety as follows:

    "Any action required or permitted to be taken by the stockholders of the corporation must be taken at a duly called annual or special meeting of stockholders of the corporation, and the power of stockholders to consent in writing to the taking of any action, without a duly called meeting and vote, is specifically denied. Notwithstanding the foregoing sentence, the holders of any class or series of preferred stock shall be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such class or series of preferred stock."

(IV)
Section 3.3 of the Bylaws is hereby amended as follows:

(i)
The first sentence of Section 3.3 of the Bylaws is amended and restated in its entirety as follows:

    "Except as provided in Section 3.4 of these Bylaws, directors elected at each annual meeting or special meeting of stockholders as provided in Section 2.2 or 2.3 respectively shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the General Corporation Law of Delaware."

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APPENDIX C

FORM OF THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
ADVENT SOFTWARE, INC.

ADVENT SOFTWARE, INC.
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

        Advent Software, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

        A.    The name of this Corporation, and the name under which it was originally incorporated, is Advent Software, Inc.

        B.    The date of filing of this Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was October 4, 1995.

        C.    Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Third Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Corporation's Amended and Restated Certificate of Incorporation as follows:

        FIRST.    The name of this corporation is Advent Software, Inc.

        SECOND.    The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD.    The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH.    This corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock ("Preferred") and Common Stock ("Common"). The total number of shares of Preferred this corporation shall have authority to issue shall be 2,000,000, $.01 par value, and the total number of shares of Common which this corporation shall have the authority to issue shall be 120,000,000, $.01 par value.

        The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, to fix the number of shares of any such series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors is authorized, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares thereof then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation of any series, and to fix the number of shares of any series.

        FIFTH.    The corporation is to have perpetual existence.

        SIXTH.    The Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the bylaws of the corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

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        SEVENTH.    Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

        EIGHTH.    A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

        NINTH.    Any action required or permitted to be taken by the stockholders of the corporation must be taken at a duly called annual or special meeting of stockholders of the corporation, and the power of stockholders to consent in writing to the taking of any action, without a duly called meeting and vote, is specifically denied. Notwithstanding the foregoing sentence, the holders of any class or series of Preferred Stock shall be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such class or series of Preferred Stock.

        IN WITNESS WHEREOF, Advent Software, Inc. has caused this Third Amended and Restated Certificate of Incorporation to be signed by Stephanie G. DiMarco, its Chief Executive Officer, and attested by Randall Cook, its Vice President, General Counsel & Secretary, this          day of                                       , 2010.

ADVENT SOFTWARE, INC.
Stephanie G. DiMarco Chief Executive Officer
Attested:
Randall Cook Vice President, General Counsel & Secretary

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000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 0 2 5 1 9 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 015YNH 1 U P X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR the following proposals. For Against Abstain 2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010. For Against Abstain 3. To approve the amended and restated 2002 Stock Plan, including reserving an additional 1,500,000 shares thereunder. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. 01 - John H. Scully 04 - James D. Kirsner 07 - Christine S. Manfredi 02 - Stephanie G. DiMarco 05 - James P. Roemer 03 - A. George Battle 06 - Wendell G. Van Auken 1. Election of Directors: For Withhold For Withhold For Withhold Annual Meeting Proxy Card 4. To approve an amendment to the Company’s Bylaws to provide for majority voting in uncontested director elections. The implementation of Proposal No. 4 is expressly conditioned upon stockholder approval of Proposal No. 5. 5. To approve amendments to the Company’s Second Amended and Restated Certification of Incorporation and Bylaws to permit stockholder action to be taken only at a duly called Annual or Special Meeting and to remove Stockholder Action by Written Consent.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. PROXY FOR 2010 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of ADVENT SOFTWARE, INC., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 16th, 2010. The undersigned stockholder hereby also designates Stephanie G. DiMarco and James S. Cox, or either of them, as proxies and attorneys-in-fact, with full power to each other of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Stockholders of ADVENT SOFTWARE, INC. to be held on Wednesday, June 2, 2010 at 10:00 a.m., local time, at 600 Townsend Street, San Francisco, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY, FOR THE APPROVAL OF THE AMENDED AND RESTATED 2002 STOCK PLAN INCLUDING RESERVING AN ADDITIONAL 1,500,000 SHARES THEREUNDER, FOR THE APPROVAL TO AMEND THE COMPANY’S BYLAWS TO PROVIDE FOR MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS, AND FOR THE APPROVAL TO AMEND THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATION OF INCORPORATION AND BYLAWS TO PERMIT STOCKHOLDER ACTION TO BE TAKEN ONLY AT A DULY CALLED ANNUAL OR SPECIAL MEETING AND TO REMOVE STOCKHOLDER ACTION BY WRITTEN CONSENT, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THESE PROPOSALS. CONTINUED AND TO BE SIGNED ON REVERSE SIDE Proxy — Advent Software, Inc.